Rio Narcea Gold Mines, Ltd.

Re-stated consolidated financial statements

for the three years ended December 31, 2001

OPERATIONS & EXPLORATION Avda. del Llaniello, 13-Bajo 33860 Salas, Asturias, Spain Tel: (34) 98 583 15 00 Fax: (34) 98 583 21 59 Email : ofisalas@rngm.es	MADRID OFFICE Avenida de Burgos, 19 Edificio Triada, Torre B-5 pl. izda. 28036 Madrid, Spain Tel: (34) 91 383 2244 Fax: (34) 91 383 8225 Email: ofimadrid@rngm.es
INVESTOR RELATIONS 1880 Queen Street East P.O. Box 807 Toronto, ON M4L 1H2 Tel: (416) 686 0386 Fax: (416) 686 6326 Email: gold@rionarcea.com	REGISTERED OFFICE Cassels Brock & Blackwell LLP Scotia Plaza, Suite 2100 40 King Street West Toronto, ON M5H 3C2 Tel: (416) 869 5300 Fax: (416) 360 8877

STOCK EXCHANGE LISTING

The Toronto Stock Exchange

Symbol: “RNG”

www.rionarcea.com

RE-STATED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE YEARS ENDED DECEMBER 31, 2001

(All dollar amounts in U.S. currency unless otherwise stated)

Management Discussion and Analysis

The following discussion of the operating results and financial position of the Company should be read in conjunction with the accompanying re-stated consolidated financial statements and related notes.

This financial information was prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP“). Reference should be made to note 16 of the consolidated financial statements for a reconciliation of Canadian and U.S. generally accepted accounting principles. All amounts are in U.S. dollars unless otherwise indicated.

Overview

Rio Narcea Gold Mines, Ltd. (“Rio Narcea” or the “Company”) is a mineral resource company with operations and exploration activities in Spain and Portugal. Its two active gold mines, El Valle and Carlés, are located in northern Spain where the ore is processed at the El Valle plant. The Company is actively pursuing a strategy to expand its mineral resource base through exploration and development of its gold assets and through the development of the Aguablanca nickel-copper-PGM project in southwestern Spain, acquired in July 2001. The Company commissioned a bankable feasibility study for the development and mining of the open pit portion of the Aguablanca project. The results of this study were received on July 31, 2002, which confirmed the economic viability of the project.

Key Highlights

•

Record gold production in 2001 of 124,363 ounces at a cash cost(a) of $219 per ounce

•

Option exercised in July 2001 to acquire the right to a 100% interest in the Aguablanca Ni-Cu-PGM project in southwestern Spain

•

A positive bankable feasibility study completed on the Aguablanca deposit in July 2002

•

Key landholdings in the Aguablanca region expanded during 2001

•

Application for operating permits at Corcoesto heap leach gold project submitted in April 2001 and feasibility study in progress

(a) See “Non-GAAP measures” section.

Restatement and change in accounting policies (see note 2)

The Company previously issued to its shareholders the 2001 annual audited consolidated financial statements (the “2001 financial statements”), consisting of consolidated balance sheets as at December 31, 2001 and 2000 and consolidated statements of operations and deficit and cash flows for the years then ended, in the 2001 Annual Report.  The 2001 financial statements were prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and reconciled to United States generally accepted accounting principles (“U.S. GAAP”).  The 2001 financial statements were audited by the Company’s former auditors, Arthur Andersen LLP, who expressed an unqualified opinion on those statements in their report dated March 30, 2002.

The 2001 consolidated financial statements along with prior years’ consolidated financial statements have been restated.  Because Arthur Andersen LLP was no longer available to provide a current audit opinion for the Company's historical financial statements, once they were restated, the Company's newly appointed auditors, Ernst & Young LLP, re-audited the 2001 consolidated financial statements along with the consolidated statements of operations and deficit and cash flows for the year ended December 31, 1999 in the format included herein after giving effect to the changes described below (see note 2):

(1) Put and call contracts: The Company recorded a gain of $5.2 million on settlement of its then existing put and call options on gold in its consolidated statements of operations for the year ended December 31, 2000. As the put and call contracts qualified for hedge accounting, the Company has restated its financial statements for the years ended December 31, 2001 and 2000 to defer the $5.2 million gain originally recorded in income on settlement of the put and call options and to record the deferred gain in income at the time the formerly hedged gold production is recognized in earnings. The effect of this change is an increase in net losses for the year 2000 of $4.6 million or $0.07 per share (net effect of an increase in gold sales of $0.6 million and an increase in financial losses of $5.2 million) that will be brought into income through Gold sales in 2001 and 2002 ($2.3 million each year).

(2) Revenue recognition: Under Canadian GAAP, the Company previously recorded gold poured and gold in copper concentrate, in transit and at refineries, at net realizable value and recorded the resulting adjustments in gold sales.  The Company has changed its accounting policy for revenue recognition such that final products are recorded at cost to conform with U.S. GAAP.  Revenue is recognized when title to delivered metals and the risks and rewards of ownership pass to the buyer. This change caused inventories to be reduced by $0.2 million and $0.5 million as at December 31, 2001 and 2000, respectively. The effect of this change is a reduction of net loss of $0.3 and $0.2 million in 2001 and 2000, respectively ($0.00 per share in both years) and an increase of net loss of $0.2 million in 1999 ($0.00 per share). Future effects of the new policy will depend on the level of final products held by the Company, which are not expected to be significant.

(3) Exploration costs: In compliance with Canadian GAAP, the Company previously capitalized exploration costs based on management’s intent to pursue further exploration work. The Company has changed its accounting policy for exploration costs on a retroactive basis and has adopted a policy of charging exploration costs against earnings as incurred to conform with U.S. GAAP. As a result of adopting this change in accounting policy, the Company increased its opening deficit as at January 1, 1999 by $17.5 million. The impact of this new policy on the balance sheet is a reduction in Mineral properties of $18.7 million as at December 31, 2001 (2000 – $16.6 million), an increase in Deficit of $23.5 million (2000 – $20.5 million) and a reduction in Cumulative foreign exchange translation adjustment of $4.8 million (2000 – $3.9 million). The effect on the consolidated statements of operations is an increase in Operating expenses and an increase in net loss of $3.0 million or $0.05 per share in year 2001 (2000 – $1.9 million or $0.03 per share; 1999 – $1.1 million or $0.02 per share). Future impact from this policy will be a reduction of Depreciation and amortization expenses in an accumulated amount of $18.7 million.

(4) Foreign currency translation: The Company adopted the December 2001 amended Handbook Section 1650 “Foreign Currency Translation” (“CICA 1650”) with retroactive restatement. Under CICA 1650, gains and losses arising on long-term monetary items denominated in a foreign currency are no longer deferred and amortized over the period to maturity but instead, such gains and losses are recognized in income as incurred. This accounting policy change conforms the Company’s accounting for foreign currency translation to U.S. GAAP. As a result of adopting the amendments to CICA 1650, the Company decreased its opening deficit as at January 1, 1999 by $0.9 million. Net loss was increased by $1.5 million or $0.02 per share, reduced by $3.8 million or $0.06 per share and increased by $1.9 million or $0.04 per share for the years ended December 31, 2001, 2000 and 1999, respectively. The future impact of this policy will depend on exchange rates, the most significant of which is the US$/Euro exchange rate.

(5) Other items in the consolidated financial statements have been reclassified from statements previously presented in order to conform to the presentation of the 2001 consolidated financial statements. Of particular note is a) the classification of net losses from foreign exchange hedging contracts ($1.8, $3.8 and $3.9 million in 2001, 2000 and 1999, respectively) as a component of Operating revenues instead of Financial revenues and expenses in the consolidated statements of operations, b) the deferred financing fees on bank loans are now classified as Other assets on the consolidated balance sheet instead of Mineral properties ($1.2 and $1.3 as at December 31, 2001 and 2000, respectively), c) the Company has recalculated the translation of cash flows in Euros to cash flows in US$ for purposes of the preparation of the consolidated statements of cash flows, applying average exchange rates which approximate the  rates in effect on the date the transaction occurred, d) the Company previously recorded expenditures on deferred stripping, net, as investing activities.  The Company has reclassified expenditures on deferred stripping, net, to operating activities, which conforms the Company’s classification to U.S. GAAP, e) the changes in restricted cash have been now classified as a component of investing cash flows instead of operating cash flows, and f) the Company has allocated to stockpiled ore an attributable amount of mining overheads related to mineral properties; whereas, only direct costs were previously allocated.

A summary of all of the adjustments on net income, as described above, is as follows for December 31:

	2001	2000	1999
Net income, as originally reported	(1,841,000)	(4,786,100)	(2,178,600)

Adjustments:
Put and call contracts (1)	2,307,200	(4,614,400)	---
Revenue recognition (2)	272,000	160,000	(186,000)
Exploration costs (3)	(2,985,900)	(1,918,500)	(1,143,200)
Foreign currency translation (4)	(1,466,800)	3,751,500	(1,900,100)
Other comparative amounts (5)	---	---	---
Net income, as restated	(3,714,500)	(7,407,500)	(5,407,900)

Results of operations

For the fiscal year ended December 31, 2001, Rio Narcea recorded a net loss of $3,714,500 ($0.06 per share) compared to a loss of $7,407,500 and 5,407,900 ($0.11 and $0.10 per share) in 2000 and 1999, respectively.

Revenues

Total revenue generated was $33,921,800 in 2001 compared to $24,276,400 and $26,399,100 in 2000 and 1999, respectively. Gold revenues increased 40% over last year as a result of higher production and higher realized gold price; the increase over 1999 was 28%. The Company achieved record gold production of 124,363 ounces in 2001, a 28% increase over gold production of 97,016 ounces in 2000 and a 20% increase over 1999. The average realized gold price, including the gold and foreign exchange cash hedging effect, increased to $263 per ounce in 2001 from $247 per ounce in 2000 and $254 per ounce in 1999 due to the combined impact of lower losses from the foreign exchange hedging and the gold hedging program in place as part of the loan restructuring in October 2000, offset by a lower average gold price. The average spot price in 2001 was $271 per ounce versus $279 in 2000 and 1999.

A reconciliation of gold sales before giving effect to hedging transactions to Gold sales in the consolidated statements of operations and deficit is as follows:

	2001 (restated)		2000 (restated)	1999 (restated)
	$000	$/oz	$000	$/oz	$000	$/oz
Gold sales before hedging	33,782	272	26,338	271	28,780	277
Cash gold hedging effect	724	6	1,350	14	1,503	14
Cash foreign exchange hedging effect	(1,756)	(15)	(3,750)	(38)	(3,884)	(37)
Realized gold sales	32,750	263	23,938	247	26,399	254
Non-cash gold hedging effect	1,172	10	338	3	-	-
Gold sales	33,922	273	24,276	250	26,399	254

Average spot price		271		279		279
Production (oz)		124,363		97,016		103,785

As at December 31, 2001, the remaining foreign exchange hedging will expire in January and February 2002, its fair value being negative $255,200.

Operating Expenses

Operating expenses totaled $33,330,200 in 2001 compared to $29,824,700 and $28,871,100 in 2000 and 1999, respectively. Cash operating costs decreased to $219 per ounce in 2001 compared to $295 per ounce in 2000 ($228 in 1999) as a result of increased production and improved operating efficiencies. Production in 2001 was slightly hampered in June and July by ore from the Boinas East pit, which contained unexpectedly high copper grades and certain impurities. This resulted in increased copper concentrate treatment charges and the stockpiling of approximately 100,000 tonnes of high-grade ore containing 7 to 8 g/t gold and up to 3% copper. This ore will be blended with lower copper grade ore and processed during the first half of 2002.

Total operating cost per ounce amounted to $268 in 2001 compared to $307 in 2000 ($278 in 1999), a reduction of $39 per ounce. The positive effect of by-products sales on the calculation of operating costs per ounce was $20 in 2001 ($27 in 2000; $31 in 1999).

Mining costs incurred on development activities comprising the removal of waste rock to initially expose the ore at open-pit mines (“overburden removal”), commonly referred to as “deferred stripping costs” are capitalized.  Amortization is calculated using the units-of-production method, based on estimated recoverable metals, specifically ounces of gold, in current operating mines (proven and probable mineral reserves). Amortization is charged to operating costs as gold is produced and sold, using a stripping ratio calculated as the ratio of total cubic meters to be moved to total gold ounces to be recovered over the life of mine. Applying this ratio yields a theoretical amount of overburden moved in a year, the total costs for which are determined by using an average cost per cubic meter.  The average cost per cubic meter is calculated using (i) actual costs of overburden removal incurred to date, with no reference to future expenditures and (ii) actual cubic meters of overburden removed to date.  This results in the recognition of the cost of stripping activities over the life of mine as gold is produced and sold.  The application of the accounting for deferred stripping costs and resulting timing differences between costs capitalized and costs amortized generally results in an asset on the balance sheet, although it is possible that a liability could arise if amortization of the capitalized costs exceeds the costs being capitalized over an extended period of time.

The stripping ratio for 2001, 2000 and 1999 in cubic meters per tonne of overburden to proven and probable ounces of gold was approximately 56:1, 51:1 and 55:1, respectively.  The deferred stripping cost per ounce of gold produced in 2001, 2000 and 1999 was $90, $87 and $108, respectively.  The cost per ounce of gold produced in the local operations functional currency was €101, €94 and €101, respectively. Differences, from year to year, in the stripping ratio and the average cost per cubic meter originate from variations in proven and probable reserves, changes in pit design, changes in the cost of waste moved in a year, and variations in the estimate of waste to be moved over the life of the mine.  The Company does not expect significant variations in these factors in the future.  An increase in the stripping ratio, year over year, results in more amortization recorded in the statement of operations and a decrease in the stripping ratio, year over year, results in the opposite effect.

The amount of deferred stripping costs expensed during the year was approximately $11,239,700 (2000 – $8,444,600; 1999 – $11,215,500).  These amounts are included in mining expenses on the consolidated statement of operations and deficit.

Some mining companies expense stripping costs as incurred, which, if followed by the Company would result in greater volatility in year-to-year results of operations.  During 2001, 2000 and 1999, there were more stripping costs capitalized than amortized, due to the ratio of cubic meters of waste removed to total cubic meters to be removed over the life of the mine being higher than the ratio of ounces of gold produced to total ounces of gold produced over the life of the mine. Therefore, operating costs are lower than they would have been if actual stripping costs were expensed in the year they were incurred.  Had stripping costs been expensed as incurred, operating costs would have increased by $3,315,900 in 2001 (2000 – $6,890,900; 1999 – $353,900).

The deferred stripping accounting described above, does not give rise to an increase or a decrease in the actual ore grade extracted.  In addition, mining costs associated with waste removal, other than overburden removal, are not capitalized.

Deferred stripping costs are evaluated for recovery by aggregating such costs with the mineral property costs for the property to which they relate and applying the methodology as described under note 3 – Mineral properties – (vi) Property evaluations.

Depreciation and Amortization

Depreciation and amortization expenses in 2001 were $5,142,400 compared to $3,388,500 and $3,654,600 in 2000 and 1999, respectively. On a per ounce of gold produced basis, depreciation and amortization was  $41 per ounce in 2001 and $35 per ounce in 2000 and 1999.

Administrative and Corporate Expenses

Administrative and corporate expenses decreased by 13% to $1,703,500 in 2001 from $1,957,200 in 2000 ($1,816,900 in 1999) due primarily to a reduction in legal expenses. This reduction is mainly due to higher costs incurred in 2000 relating to the new credit agreement entered into with Deutsche Bank in that year.

Financial revenues and expenses

Financial revenues and expenses amounted to net expenses of $4,340,300 in 2001 compared to $1,988,100 and $4,172,100 in 2000 and 1999, respectively.

Interest expense amounted to $3,266,000 in 2001 compared to $2,776,200 in 2000 and $2,122,200 in 1999. As a result of lower U.S. interest rates in 2001, the Company's interest expense increased only marginally even though its long and short-term debt had increased by $4,733,300 compared to 2000 ($8,350,300 compared to 1999).

In 2001, the Company had foreign currency exchange losses of $1,105,500, gains of $663,500 in 2000 and losses of $2,256,500 in 1999.

Interest income amounted to $31,200 in 2001 compared to $124,600 and $206,600 in 2000 and 1999, respectively, corresponding to lower cash balances.

Capital resources and liquidity

As at December 31, 2001, the Company had cash of $1,805,100 compared to $2,162,000 in 2000. The Company ended 2001 with a working capital deficit of $9,995,400 ($2,551,900 in 2000). The working capital deficit resulted primarily from the following factors: (i) the capital expenditures necessary to accelerate waste removal at El Valle in accordance with the revised mine plan implemented in mid-year 2000, and (ii) the inclusion of the short-term portion of the long-term debt with Deutsche Bank, amounting to $4,750,000, as a current liability.

Operating cash flows are expected to increase significantly in 2002 and future years as the Company benefits from reduced stripping costs and develops the higher grade ore in the lower levels of the El Valle pit, resulting in higher gold production.

Operating Activities

Cash flow from operating activities totaled negative $916,900 in 2001 compared to negative $8,006,700 in 2000 ($1,693,500 in 1999). Before changes in components of working capital, operating cash flow amounted to negative $884,400 in 2001 compared to negative $10,681,100 in 2000 and negative $184,600 in 1999. The increase in cash flow in 2001 with respect to 2000 is mainly attributable to an increase in gold production and lower production costs. In 1999, operating cash flow before changes in components of working capital had been higher due to $1,470,300 lower exploration costs incurred.

The increase in accounts payable is mainly the result of the renegotiation of the payment terms with the contractors from 90 to 180 days.

Investing Activities

Capital expenditures totaled $6,372,200 in 2001 compared to $5,213,600 in 2000 and $5,718,200 in 1999. Of this amount, approximately $4,125,900 was for mine development ($2,745,800 in 2000; $3,743,700 in 1999), of which $1,500,000 in 2001 is associated with the acquisition of the Aguablanca project from Atlantic Copper and $2,246,300 ($2,467,800 in 2000; $1,974,500 in 1999) was for buildings, equipment and underground development.

During 2001, the Company collected a total of $474,100 in grants compared to $3,915,300 in 2000 and $4,649,500 in 1999.

Financing Activities

Net cash provided by financing activities, excluding the issue of common shares, during 2001 was $5,829,500 compared to $3,788,500 in 2000 and net cash used in 1999 of $10,427,500. As of December 31, 2001, the Company had drawn down $3,000,000 from its credit facility of $4,000,000 and $1,500,000 from its working capital facility with Deutsche Bank. Additionally, the Company obtained loans with other banks totaling $1,758,400. Debt repayments with respect to existing loan facilities amounted to $188,100.

The credit facility, discussed above, granted in June 2001 was used to finance the acquisition, feasibility study and exploration of the Aguablanca project.

In 2001, the Company recorded net proceeds of $184,200 ($2,018,500 in 2000) from the issue to Barrick Gold Corporation of 128,507 (1,345,000 in 2000) common shares of the Company at a price of CDN$2.25 (CDN$2.25 in 2000) per share pursuant to the January 25, 2000 Naraval exploration agreement.

Balance Sheet

Assets

Total current assets increased to $14,677,400 in 2001 from $12,718,900 in 2000, principally as a result of higher production, which increased trade receivables by $1,361,400. The value of mineral properties, net of depreciation, increased to $28,881,200 in 2001 from $27,898,300 in 2000, primarily as a result of the investment in the Aguablanca project. At December 31, 2001, Rio Narcea's total assets were recorded at $75,721,100 compared to $72,356,300 in 2000.

Liabilities

Current liabilities amounted to $24,672,800 in 2001 compared to $15,270,800 in 2000.  This increase reflects the renegotiation of payment terms with the mining contractors and the reclassification to current liabilities of $4,877,000 of the short-term portion of long-term debt. At the end of 2001, the long-term portion debt was $19,228,000 compared to $21,770,800 in 2000. As of December 31, 2001, the Company had drawn down facilities with Deutsche Bank amounting to $25,388,400 ($21,527,100 in 2000) and additional loans primarily with Spanish banks amounting to $3,454,300 ($2,582,300 in 2000).

Shareholders' Equity

Shareholders' Equity decreased to $28,515,900 in 2001 from $32,617,100 in 2000. This decrease reflects the combination of the net loss of $3,714,500 for the year, the increase of $1,831,000 in the negative foreign currency translation adjustment due to the depreciation of the Euro in relation to the US$, both partially offset by the common share purchase options of $1,260,100 granted in 2001 in relation to the $4.0 million Deutsche Bank credit facility, and the $184,200 proceeds recorded in respect of the issue of 128,507 common shares to Barrick Gold Corporation.

Critical Accounting Policies

The preparation of the Company’s financial statements requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amount of revenues and expenses during the reporting period.  The most critical accounting principles upon which the Company’s financial status depends are those requiring estimates of proven and probable reserves, recoverable ounces therefrom, and/or assumptions of future gold prices.  Such estimates and assumptions affect the value of inventories (which are stated at the lower of average cost or net realizable value), the potential impairment of long-lived assets and the ability to realize income tax benefits.  These estimates and assumptions also affect the rate at which depreciation and amortization are charged to income.  As noted in risks and uncertainties, commodity prices significantly affect the Company’s profitability and cash flow.  In addition, management estimates costs associated with reclamation of mining properties as well as remedial costs for inactive properties.  On an ongoing basis, management evaluates its estimates and assumptions, however, actual amounts could differ from those based on such estimates and assumptions.

Risk and Uncertainties

The El Valle and Carlés gold mines are the Company's main operating assets. The Company's success is ultimately dependent upon the ability of the Company to continue the development and economical exploitation of its mineral reserves. In addition, fluctuations in commodity prices, primarily gold, and currency exchange rates and other unforeseeable events impact the Company's ability to continue to finance and develop its projects.

In order to protect the Company against declining gold prices, the Company uses gold forward sales and a combination of gold puts purchased and gold calls sold to hedge production.  The gold put/call program implemented pursuant to the loan arrangement with Deutsche Bank provides downside protection for the sale of approximately 72% of Rio Narcea's planned production with puts at US$280 and €300 per ounce. As part of this facility, the Company sold call options on approximately 50% of the planned production at an average price of US$365 and €405 per ounce. This gold hedging program is not subject to margin requirements and was entered into pursuant to the Company's obligations with Deutsche Bank while still providing the Company with significant leverage to future gold price increases.

In May 2002, the Company bought back its then existing US$365 calls with maturity in 2003 and subsequent years. The acquisition cost of these calls was $1.1 million.

While revenues from mining operations are received in U.S. dollars since prices for the metals that Rio Narcea sells are quoted in U.S. dollars, the majority of operating and capital costs are paid in Euros, which can give rise to significant foreign currency transaction exposure. Rio Narcea has gold calls denominated in Euros to partially mitigate this risk. The Company has also employed foreign currency hedging transactions, which have expired as of February 2002.

Hedging position at December 31, 2001:

Gold
Year	Type of Contract	Ounces	Price per Ounce
2002-2006	Put	111,094	US$280
		362,024	€ 300
	Call	79,022	US$365
		248,944	€ 405
2002-2006	Forward	14,255	US$300.98

U.S. Dollar
Year	Type of Contract	Amount	Exchange Rate
2002	Put	$3,000,000	1.0398 €/US$
2002	Call	$3,000,000	1.0142 €/US$

Although the Company has received a positive bankable feasibility study for the development of the open-pit portion of the Aguablanca project, there is no assurance at this time that the Company will be able to obtain third party financing to further advance the Aguablanca project towards the commencement of commercial production.

The Company believes it will be able to fund future investments in its mineral properties through internally generated cash flow, existing working capital and a combination of debt, equity and grants. There can be no assurance the Company will be able to raise additional debt or equity financing, or that future government grants will be made available to the Company. However, the Company could seek a partnership or an alternative arrangement to advance its mineral properties.

Outlook

Gold production for 2002 is expected to be over 175,000 ounces.  There are no major capital expenditures budgeted at El Valle during 2002 other than the continuation of the underground development below the Boinas East pit and expansion of the tailings facilities. Rio Narcea's exploration efforts will focus primarily on increasing mineral reserves and resources at the El Valle operation and regional exploration around the Aguablanca deposit.

The bankable feasibility study for the open pit portion of the Aguablanca Ni-Cu-PGM deposit in southwestern Spain was completed in July 2002 with positive results. The Company anticipates that construction of the project would commence immediately, once a smelter off-take agreement and financing have been arranged. The study contemplates a nickel mine capable of producing approximately 20 million pounds of nickel in concentrate per year.

On March 21, 2002, the Company strengthened its financial position by completing an equity financing comprised of 9,000,000 special warrants at a price of CDN$0.80 per special warrant for gross proceeds of CDN$7,200,000, of which CDN$2,667,000 was initially escrowed pending receipt for the final prospectus, and finally collected on August 12, 2002 together with the accrued interests. Each special warrant entitles the holder to acquire, without further payment, one common share of the Company. As the Company did not obtain a receipt for a final prospectus on or prior to July 19, 2002 due to the requirement to restate and re-audit its financial statements for the three years ended December 31, 2001, as discussed above, the holders of the special warrants were entitled to either retract, at the issue price, that number of special warrants that is equal to the escrowed proceeds plus accrued interest divided by the issue price or receive, in respect of special warrants that have not been retracted, 1.1 common shares in lieu of one common share. All holders of the special warrants elected to receive 1.1 common shares in lieu of retraction and, as a result, 900,000 further common shares will be issuable upon exercise of the special warrants. The proceeds of the financing were used to pay down corporate debt and reduce the Company's working capital deficit.

On July 5, 2002, the Company pre-paid the principal amount owing under the $4.0 million current account credit facility in respect of the Aguablanca project arranged with Deutsche Bank. Coincident with the repayment, share purchase options that had been previously issued to Deutsche Bank under the facility were exercised into 5,825,809 common shares for gross proceeds to the Company of $4.0 million.

Non-GAAP Measures

Cash cost per ounce data is included because the Company understands that certain investors use this information to determine the Company's ability to generate cash flow for use in investing and other activities. The Company believes that conventional measures of performance prepared in accordance with GAAP do not fully illustrate the ability of the operating mines to generate cash flow. The data is furnished to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP.

A reconciliation of cash cost per ounce to the consolidated financial statements prepared in accordance with Canadian GAAP is as follows:

	2001 (restated)		2000 (restated)		1999 (restated)
	$000	$/ounce	$ 000	$/ounce	$ 000	$/ounce
Mine expenses	13,947	112	11,515	119	14,218	137
Plant expenses	7,996	64	8,342	86	8,769	84
Smelting, refining and transportation	4,720	38	4,729	49	3,791	37
Sale of by-products	(2,521)	(20)	(2,665)	(27)	(3,266)	(31)
Adjustments:
Reclamation costs	(227)	(2)	(192)	(3)	(191)	(2)
Stripping	3,316	27	6,891	71	354	3
Cash production cost(a)	27,231	219	28,620	295	23,675	228
Depreciation and amortization expenses	5,142	41	3,389	34	3,655	34
Administrative and corporate expenses	1,704	14	1,957	20	1,817	18
Adjustments	(3,091)	(25)	(6,700)	(69)	(165)	(1)
Production cost	30,986	249	27,266	280	28,982	279
Exploration costs	2,343	19	2,576	27	1,106	11
Other income (expenses)	1	0	(17)	0	(1,217)	(12)
Operating cost	33,330	268	29,825	307	28,871	278

Production (oz)		124,363		97,016		103,785

(a)

Cash operating cost per ounce data is calculated in accordance with The Gold Institute Production Cost Standard. The Gold Institute is a worldwide association of suppliers of gold and gold products and includes leading North American gold producers. Adoption of the Standard is voluntary, and the data presented may not be comparable to other similarly titled data presented by other companies.

New accounting standards

Canadian GAAP standards

In September 2001, the CICA issued Handbook Section 1581, “Business Combinations” (“CICA 1581”) and Handbook Section 3062, “Goodwill and Other Intangible Assets” (“CICA 3062”).  CICA 1581 provides new criteria to determine when an acquired intangible asset should be recognized separately from goodwill.

CICA 3062 requires the application of the non-amortization and impairment rules for existing goodwill and intangible assets, which meet the criteria for indefinite life, beginning with fiscal years starting after December 15, 2001.  In all cases, the standard must be adopted at the beginning of a fiscal year.

In November 2001, the CICA issued Handbook Section 3870, “Stock Based Compensation and Other Stock Based Payments” (“CICA 3870”).  CICA 3870 requires that all stock-based awards granted to non-employees must be accounted for at fair value.  The new standard also encourages, but does not require, the use of the fair value method for stock-based compensation paid to employees and to directors in their capacity as directors.  For all employee and director option plans not accounted for at fair value, pro forma earnings disclosure showing the impact of fair value accounting is required.  The new standard only applies to stock-based awards granted on or after January 1, 2002.

U.S. GAAP standards

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets”.  These standards reflect the same accounting requirements as CICA 1581 and CICA 3062, respectively.

During 2001, FASB issued Statements of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“FAS 143”) and No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”).

In addition, in July 2002, FASB issued Statement 146 “Accounting for Costs Associated with Exit or Disposal Activities” (“FAS 146”).

FAS 143 requires that legal obligations arising from the retirement of tangible long-lived assets, including obligations identified by a company upon acquisition and construction and during the operating life of a long-lived asset, be recorded and amortized over the asset's useful life using a systematic rational allocation method.  FAS 143 is effective for fiscal years beginning after June 15, 2002.  Although the Company is currently reviewing FAS 143, the impact, if any, of this pronouncement on its consolidated financial statements has not been determined.

FAS 144, which supercedes FAS 121, is effective for fiscal years beginning after December 15, 2001.  FAS 144 provides guidance on differentiating between assets held for sale and held for disposal other than by sale.  Consistent with FAS 121, FAS 144 continues to require the same approach for recognizing and measuring the impairment of assets to be held and used.

FAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a Restructuring).”  The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity.  This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred.  Under Issue 94-3, a liability for exit costs as defined in Issue 94-3 was recognized at the date of an entity’s commitment to an exit plan.  The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002.  There is no significant impact of this statement on the Company’s consolidated financial statements.

Forward Looking Statements

Some statements in this report contain forward looking information. These statements address future events and conditions and, as such, involve inherent risks and uncertainties. Actual results could be significantly different from those projected.

Management's Responsibility for Financial Information

The re-stated consolidated financial statements and all other financial information included in this report are the responsibility of management and have been approved by the Board of Directors. The re-stated financial statements have been prepared in accordance with generally accepted accounting principles in Canada and reflect management's best estimates and judgements based on currently available information.

The Board of Directors, through its Audit Committee, is responsible for ensuring that management fulfills its responsibilities for financial reporting and internal controls. The Audit Committee, composed of three independent directors, meets with management and the external auditors to review the annual consolidated financial statements and discuss audit related matters prior to submitting its report to the Board of Directors for approval.

The re-stated consolidated financial statements have been audited, on behalf of the shareholders, by the Company's independent auditors, Ernst & Young LLP, in accordance with Canadian generally accepted auditing standards. The auditors' report outlines the scope of their audit and gives their opinion on the re-stated consolidated financial statements.

Signed  “Chris von Christierson”

Signed  “Alberto Lavandeira”

Chris I. von Christierson

Alberto Lavandeira

Chairman

President and Chief Executive Officer

Auditors’ Report

To the Shareholders of

Rio Narcea Gold Mines, Ltd.

We have audited the consolidated balance sheets of Rio Narcea Gold Mines, Ltd. as at December 31, 2001 and 2000 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2001 in accordance with Canadian generally accepted accounting principles.

As described in note 2 to the consolidated financial statements, the Company has changed its accounting policies for revenue recognition, exploration costs and foreign currency translation effective January 1, 1999 and has restated its accounting for certain put and call option contracts.

Signed  “Ernst & Young  LLP”

Toronto, Canada,

October 25, 2002.

Chartered Accountants

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED BALANCE SHEETS

(Stated in U.S. dollars)

As at December 31

2001

2000

$

$

(restated -

(restated –

note 2)

note 2)

ASSETS

Current

Cash

1,805,100

2,162,000

Restricted cash (note 4)

338,500

324,100

Inventories (note 5)

3,843,600

3,185,200

Accounts receivable

Government grants (note 6)

1,834,000

1,903,100

V.A.T. and other taxes (note 14)

2,675,400

2,106,900

Trade receivables

2,691,500

1,330,100

Other current assets (note 9)

1,489,300

1,707,500

Total current assets

14,677,400

12,718,900

Mineral properties, net (note 7)

28,881,200

27,898,300

Deferred stripping costs, net (note 8)

27,859,400

25,966,800

Other assets (note 9)

4,303,100

5,772,300

75,721,100

72,356,300

LIABILITIES AND SHAREHOLDERS' EQUITY

Current

Short term bank indebtedness (note 10)

4,737,700

2,338,600

Accounts payable and accrued liabilities

12,750,900

10,625,000

Current portion of long-term debt (note 10)

4,877,000

---

Current portion of deferred revenue (note 2)

2,307,200

2,307,200

Total current liabilities

24,672,800

15,270,800

Deferred revenue (note 2)

---

2,307,200

Other long-term liabilities (note 11)

3,304,400

390,400

Long-term debt (note 10)

19,228,000

21,770,800

Total liabilities

47,205,200

39,739,200

Shareholders' equity

Common shares (note 12)

79,446,300

79,262,100

Common share purchase options (note 10)

2,233,000

972,900

Deficit

(39,047,700)

(35,333,200)

Cumulative foreign exchange translation adjustment

(14,115,700)

(12,284,700)

Total shareholders' equity

28,515,900

32,617,100

75,721,100

72,356,300

Commitments and contingencies (notes 4, 6, 10 and 15)

The accompanying notes are an integral part of these consolidated financial statements.

On behalf of the Board:

Signed  “John Hick”

Signed  “Chris von Christierson”

John W. W. Hick

Chris I. von Christierson

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Stated in U.S. dollars)

Years ended December 31

2001

2000

1999

$

 $

$

(restated -

(restated -

(restated –

note 2)

note 2)

note 2)

OPERATING REVENUES

Gold sales

33,921,800

24,276,400

26,399,100

Other operating revenues

34,200

128,900

1,236,200

33,956,000

24,405,300

27,635,300

OPERATING EXPENSES

Mining expenses

(13,946,600)

(11,514,600)

(14,217,900)

Plant expenses

(7,995,800)

(8,341,700)

(8,768,700)

Smelting, refining and transportation

(4,719,700)

(4,728,800)

(3,790,700)

Sale of by-products

2,521,200

2,664,600

3,266,100

Depreciation and amortization expenses

(5,142,400)

(3,388,500)

(3,654,600)

Exploration costs

(2,342,900)

(2,575,900)

(1,105,600)

Administrative and corporate expenses

(1,703,500)

(1,957,200)

(1,816,900)

Other income (expense)

(500)

17,400

1,217,200

(33,330,200)

(29,824,700)

(28,871,100)

Operating earnings (loss)

625,800

(5,419,400)

(1,235,800)

FINANCIAL REVENUES AND EXPENSES

Interest income

31,200

124,600

206,600

Foreign currency exchange gain (loss)

(1,105,500)

663,500

(2,256,500)

Interest expense and amortization of

 financing fees

(3,266,000)

(2,776,200)

(2,122,200)

(4,340,300)

(1,988,100)

(4,172,100)

Loss before income tax

(3,714,500)

(7,407,500)

(5,407,900)

Provision for income tax (note 14)

---

---

---

Net loss

(3,714,500)

(7,407,500)

(5,407,900)

Deficit, beginning of year as originally

 reported

(12,446,100)

(7,660,000)

(5,481,400)

Cumulative adjustment for restatement and

change in accounting policies (note 2)

(22,887,100)

(20,265,700)

(17,036,400)

Deficit, end of year

(39,047,700)

(35,333,200)

(27,925,700)

Net loss per share - basic and fully diluted

(0.06)

(0.11)

(0.10)

Weighted average common shares outstanding –

basic and fully diluted

65,018,690

64,846,050

53,194,663

The accompanying notes are an integral part of these consolidated financial statements.

Rio Narcea Gold Mines, Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in U.S. dollars)

Years ended December 31

2001

2000

1999

$

 $

$

(restated -

(restated -

(restated –

note 2)

note 2)

note 2)

OPERATING ACTIVITIES

Net loss

(3,714,500)

(7,407,500)

(5,407,900)

Add (deduct) items not requiring cash

Depreciation and amortization

5,142,400

3,388,500

3,654,600

Deferred financing fees

303,600

530,500

184,000

Reclamation liability accrual

225,400

191,200

188,600

Foreign exchange

1,350,200

(155,400)

1,550,000

Accretion of long term debt

295,900

---

---

Non-cash put/call program income

(1,171,500)

(337,500)

---

Amortization of deferred stripping costs

11,239,700

8,444,600

11,215,600

Deferred stripping expenditures

(14,555,600)

(15,335,500)

(11,569,500)

Proceeds from settlement of put/call program

---

5,173,900

---

Purchase premium of put/call program

---

(5,173,900)

---

Changes in components of working capital

Inventories

(839,500)

(173,500)

(1,213,900)

V.A.T. and other taxes

(690,300)

(840,300)

1,628,100

Trade receivables

(1,361,400)

1,208,900

844,600

Other current assets

129,800

(82,300)

(110,700)

Accounts payable and accrued liabilities

2,728,900

2,561,600

730,000

Cash provided by(used in)operating activities

(916,900)

(8,006,700)

1,693,500

INVESTING ACTIVITIES

Expenditures on mineral properties

(6,372,200)

(5,213,600)

(5,718,200)

Grant subsidies received from the Spanish

 Government

474,100

3,915,300

4,649,500

Restricted cash

(32,000)

(321,000)

365,600

Long term deposits and restricted investments

(16,900)

(33,500)

47,900

Cash used in investing activities

(5,947,000)

(1,652,800)

(655,200)

FINANCING ACTIVITIES

Proceeds from issue of common shares

184,700

2,174,100

10,548,600

Financing fees on issue of common shares

(500)

(31,500)

(548,100)

Proceeds from bank loans and other

long-term liabilities

6,258,400

24,025,200

1,148,700

Financing fees on bank loans

(240,800)

(1,394,700)

(177,400)

Repayment of bank loans

(188,100)

(18,842,000)

(11,398,800)

Cash provided by (used in) financing

 activities

6,013,700

5,931,100

(427,000)

Foreign exchange gain (loss) on cash

held in foreign currency

493,300

184,200

(538,600)

Net increase(decrease)in cash during the year

(356,900)

(3,544,200)

72,700

Cash, beginning of year

2,162,000

5,706,200

5,633,500

Cash, end of year

1,805,100

2,162,000

5,706,200

Supplemental cash flow information

Interest paid in cash

2,648,200

2,102,000

2,003,400

Income taxes paid in cash

---

---

---

The accompanying notes are an integral part of these consolidated financial statements.

Rio Narcea Gold Mines, Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(stated in U.S. dollars)

December 31, 2001 and 2000

1. NATURE OF OPERATIONS

Organization and business

Rio Narcea Gold Mines, Ltd. (the “Company”) is engaged in the exploration and development of mineral properties in Spain and Portugal through its subsidiaries Rio Narcea Gold Mines, S.A. (“RNGM, S.A.”), Rio Narcea Recursos, S.A. (“RNR”) and Naraval Gold, S.L. (“Naraval”) (see note 7 – Mineral Properties).  The Company was incorporated under the Canada Business Corporations Act on February 22, 1994 as a numbered company and began operations on July 8, 1994 with the acquisition of RNGM, S.A.

Investment in mineral properties

The Company started construction of a mine and plant at El Valle (“El Valle”) in the first quarter of 1997, with commencement of commercial production in February 1998.  In late 2000, the Company commenced production at the Carlés open pit mine (“Carlés”) (see note 7 – Mineral Properties).

The return on the investments made by the Company in its mining rights will depend on its ability to find and develop the mineral reserves and on the success of its future operations including the following: quantity of metals produced, metal prices, operating costs, environmental costs, interest rates and discretionary expenditure levels including exploration, resource development and general and administrative costs. Since the Company operates internationally, exposure also arises from fluctuations in currency exchange rates, specifically the US$/Euro, political risk and varying levels of taxation. While the Company seeks to manage these risks, many of these factors are beyond its control.  The economic assessment of the mineral reserves by independent experts takes into account only the proven and probable reserves at El Valle and Carlés.

2. RESTATEMENT AND CHANGE IN ACCOUNTING POLICIES

The Company previously issued to its shareholders the 2001 annual audited consolidated financial statements (the “2001 financial statements”), consisting of consolidated balance sheets as at December 31, 2001 and 2000 and consolidated statements of operations and deficit and cash flows for the years then ended, in the 2001 Annual Report.  The 2001 financial statements were prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and reconciled to United States generally accepted accounting principles (“U.S. GAAP”).  The 2001 financial statements were audited by the Company’s former auditors, Arthur Andersen LLP, who expressed an unqualified opinion on those statements in their report dated March 30, 2002.

The 2001 consolidated financial statements along with prior years’ consolidated financial statements have been restated.  Because Arthur Andersen LLP was no longer available to provide a current audit opinion for the Company's historical financial statements, once they were restated, the Company's newly appointed auditors, Ernst & Young LLP, re-audited the 2001 consolidated financial statements along with the consolidated statements of operations and deficit and cash flows for the year ended December 31, 1999 in the format included herein after giving effect to the changes described below:

 (a) Put and call contracts

On August 1, 1997, the Company entered into put and call contracts to hedge the impact of gold price fluctuations on a portion of its production.  The put and call contracts were entered into in conjunction with a credit facility with Standard Chartered Bank.  Unrealized gains and losses on the put and call contracts were deferred and recognized in earnings when the related hedged transactions occurred.

On October 26, 2000, the Company entered into a new credit agreement with Deutsche Bank, S.A.E. (“Deutsche Bank”) and settled the remaining balance of the loans arranged with Standard Chartered Bank and several Spanish institutions in 1997 and 1998.  In conjunction with the settlement of these loans, the Company was required to settle all its then existing put and call options and contracted a new put/call structure to cover commodity market and exchange rate risks for the period of the new credit agreement with Deutsche Bank.  On settlement of its then existing put and call options on gold, the Company originally recorded a gain of $5.2 million in its consolidated statements of operations for the year ended December 31, 2000.

As the put and call contracts qualified for hedge accounting, the Company has restated its financial statements for the years ended December 31, 2001 and 2000 to defer the $5.2 million gain originally recorded in income on settlement of the put and call options and to record the deferred gain in income at the time the formerly hedged gold production is recognized in earnings.

(b) Revenue recognition

Under Canadian GAAP, the Company previously recorded gold poured and gold in copper concentrate, in transit and at refineries, at net realizable value and recorded the resulting adjustments in gold sales.

For purposes of these financial statements, the Company has changed its accounting policy for revenue recognition on a retroactive basis such that all metals are recorded at the lower of average cost or net realizable value.  Revenue is recognized when title to delivered metals and the risks and rewards of ownership pass to the buyer. As a result of adopting this change, the Company increased its opening deficit as at January 1, 1999 by $429,000.

This accounting policy change conforms the Company’s accounting for revenue recognition to U.S. GAAP.

(c) Exploration costs

In compliance with Canadian GAAP, the Company previously capitalized exploration costs based on management’s intent to pursue further exploration work.  If exploration properties were developed to the stage of commercial production, such costs were amortized against earnings on the unit of production method based on estimated recoverable ounces of gold.

Management periodically reviewed the carrying value of its exploration properties with internal and external mining related professionals.  A decision to abandon, reduce or expand a specific project was based upon many factors including general and specific assessments of mineral reserves and resources, anticipated future commodity prices, the anticipated future costs of exploring, developing and operating a producing mine, the expiration time and ongoing expenses of maintaining leased mineral properties and the likelihood that the Company would continue exploration.  The Company did not set a predetermined holding period for properties without proven or probable reserves, however, properties which had no demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program were re-evaluated to determine if future exploration was warranted and their carrying values were appropriate.  If an exploration property was abandoned or it was determined that its carrying value could not be supported by future production or sale, the related costs were charged against operations in the year of abandonment or in the year of determination of value.

For purposes of these financial statements, the Company has changed its accounting policy for exploration costs on a retroactive basis.  The Company has adopted a policy of charging exploration costs as incurred against earnings.  Significant costs related to property acquisitions are capitalized until the viability of the mineral property is determined.  When it has been established that a mineral property has development potential, which occurs upon completion of a bankable feasibility study detailing proven and probable reserves of the mineral property, the costs incurred to develop a mine on the property and further development costs prior to the start of mining operations are capitalized. Prior thereto all costs are expensed.  This determination is specific to each individual property and the point at which mining costs of a particular operation are capitalized is dependent upon the determination of proven and probable reserves of the property for which the costs are incurred.  As a result of adopting this change in accounting policy, the Company increased its opening deficit as at January 1, 1999 by $17,481,000.

This accounting policy change conforms the Company’s accounting for exploration costs to U.S. GAAP.

(d) Foreign currency translation

In compliance with Canadian GAAP, the Company previously deferred and amortized exchange gains or losses on translation of foreign currency long-term monetary liabilities over the period to maturity.

In December 2001, the Canadian Institute of Chartered Accountants (“CICA”) amended Handbook Section 1650 “Foreign Currency Translation” (“CICA 1650”).  Under CICA 1650, gains and losses arising on long-term monetary items denominated in a foreign currency are no longer deferred and amortized over the period to maturity.  Instead, such gains and losses are recognized in income as incurred.

For purposes of these financial statements, the Company adopted the amendments to CICA 1650 with retroactive restatement.  As a result of adopting the amendments to CICA 1650, the Company decreased its opening deficit as at January 1, 1999 by $873,600.

This accounting policy change conforms the Company’s accounting for foreign currency translation to U.S. GAAP.

(e) Other comparative amounts

Other items in the comparative consolidated financial statements have been reclassified from statements previously presented in order to conform the presentation of the 2001 consolidated financial statements.

Significant changes are as follows:

  (i)

     Consolidated balance sheets: The Company previously recorded deferred financing fees on bank loans as Mineral properties. The Company has reclassified these deferred financing fees to Other assets, which reduced Mineral properties and increased Other assets by $1,197,500 as at December 31, 2001 (2000 - $1,329,700). In addition the Company has allocated to stockpiled ore an attributable amount of mining overheads related to mineral properties; previously only direct costs were allocated.

  (ii)

     Consolidated statements of operations: The Company previously recorded net losses incurred from its foreign exchange contracts as a component of Financial revenues and expenses. Since these contracts qualified for hedging, they have been classified as a component of the hedged items. The effect of this change has been a reduction in Operating revenues and Financial revenues and expenses of $1,775,900 for the year ended December 31, 2001 (2000 – $3,750,400; 1999 – $3,884,000).

  (iii)

     Consolidated statements of cash flows: These restatements are due to the reclassifications made above, adjusted for foreign exchange. The Company has recalculated the translation of cash flows in Euros to cash flows in U.S.$ for purposes of the preparation of the statements of cash flows, applying average exchange rates, which approximate the rates in effect on the date the transaction occurred.  In addition, the Company previously recorded expenditures on deferred stripping, net as investing activities.  The Company has reclassified expenditures on deferred stripping, net, to operating activities, which conforms the Company’s classification to U.S. GAAP.  In addition, changes in restricted cash that were previously classified as a component of operating activities have been reclassified as a component of investing activities.

The Company has also expanded its note disclosure relating to its accounting policies under both Canadian GAAP and U.S. GAAP, and has provided additional information within the notes to the consolidated financial statements.  In addition, consolidated balance sheet, consolidated statements of operations and deficit and cash flow information have been restated for U.S. GAAP purposes (see note 16).

(f) Impact of restatement and change in accounting policies

The impact of the restatements, changes in accounting policies and reclassifications is as follows:

December 31, 2001

Put and

Foreign

Other

As

call

Revenue

Exploration

currency

comparative

originally

contracts

recognition

costs

translation

amounts

As

reported

(a)

(b)

(c)

(d)

(e)

restated

$

$

$

$

$

$

$

Consolidated balance sheets:

Inventories

3,253,300

---

(183,000)

---

---

773,300

3,843,600

Mineral properties

(excl.deferred

   stripping)

49,217,900

---

---

(18,679,600)

---

(1,657,100)

28,881,200

Current portion of

 deferred revenue

---

(2,307,200)

---

---

---

---

(2,307,200)

Deferred revenue

---

---

---

---

---

---

---

Deferred foreign

 exchange gain on

 long-term debt

(1,258,200)

---

---

---

1,258,200

---

---

Deficit

14,287,100

2,307,200

183,000

23,528,600

(1,258,200)

---

39,047,700

Cumulative translation

 adjustment

18,964,700

---

---

(4,849,000)

---

---

14,115,700

Total other balance

  sheet reclassifications

---

---

---

---

---

883,800

---

Consolidated statements of operations:

Operating revenues

32,787,000

2,307,200

272,000

---

---

(1,410,200)

33,956,000

Operating expenses

(30,017,800)

---

---

(2,985,900)

---

(326,500)

(33,330,200)

Financial revenues

 and expenses

(4,610,200)

---

---

---

(1,466,800)

1,736,700

(4,340,300)

Net loss

(1,841,000)

2,307,200

272,000

(2,985,900)

(1,466,800)

---

(3,714,500)

Net loss per share –

 basic and fully

   diluted

(0.03)

0.04

0.00

(0.05)

(0.02)

---

(0.06)

Consolidated statements of cash flows:

Cash provided by

 Operating

   activities

5,914,500

---

---

(2,342,900)

---

(4,488,500)

(916,900)

Cash used in

 Investing

   activities

(14,146,900)

---

---

2,342,900

---

5,857,000

(5,947,000)

Cash provided by

 Financing

   activities

7,989,300

---

---

---

---

(1,975,600)

6,013,700

Foreign exchange gain

 (loss) on cash held in

 foreign currency

(113,800)

---

---

---

---

607,100

493,300

Net decrease in

 cash during the

   year

(356,900)

---

---

---

---

---

(356,900)

December 31, 2000

Put and

Foreign

Other

As

call

Revenue

Exploration

currency

comparative

originally

contracts

recognition

costs

translation

amounts

As

reported

(a)

(b)

(c)

(d)

(e)

restated

$

$

$

$

$

$

$

Consolidated balance sheets:

Inventories

3,389,300

---

(455,000)

---

---

250,900

3,185,200

Mineral properties

 (excl.deferred

    stripping)

45,869,500

---

---

(16,617,600)

---

(1,353,600)

27,898,300

Current portion of

 deferred revenue

---

(2,307,200)

---

---

---

---

(2,307,200)

Deferred revenue

---

(2,307,200)

---

---

---

---

(2,307,200)

Deferred foreign

 exchange gain on

 long-term debt

(2,725,000)

---

---

---

2,725,000

---

---

Deficit

12,446,100

4,614,400

455,000

20,542,700

(2,725,000)

---

35,333,200

Cumulative translation

 adjustment

16,209,800

---

---

(3,925,100)

---

---

12,284,700

Total other balance

  sheet

   reclassifications

---

---

---

---

---

1,102,700

---

Consolidated statements of operations:

Operating revenues

27,455,300

559,300

160,000

----

---

(3,769,300)

24,405,300

Operating expenses

(27,959,800)

---

---

(1,918,500)

---

53,600

(29,824,700)

Financial revenues

 and expenses

(4,281,600)

(5,173,700)

---

---

3,751,500

3,715,700

(1,988,100)

Net loss

(4,786,100)

(4,614,400)

160,000

(1,918,500)

3,751,500

---

(7,407,500)

Net loss per share –

 basic and fully

 diluted

(0.07)

(0.07)

0.00

(0.03)

0.06

---

(0.11)

Consolidated statements of cash flows:

Cash provided by

 Operating

   activities

5,136,600

(5,173,900)

---

(2,575,900)

---

(5,393,500)

(8,006,700)

Cash used in

 Investing

   activities

(19,920,900)

5,173,900

---

2,575,900

---

10,518,300

(1,652,800)

Cash provided by

 Financing

   activities

11,852,400

---

---

---

---

(5,921,300)

5,931,100

Foreign exchange gain

 (loss) on cash held in

 foreign currency

(612,300)

---

---

---

---

796,500

184,200

Net decrease in

 cash during the

  year

(3,544,200)

---

---

---

---

---

(3,544,200)

December 31, 1999

Put and

Foreign

Other

As

call

Revenue

Exploration

currency

comparative

originally

contracts

recognition

costs

translation

amounts

As

reported

(a)

(b)

(c)

(d)

(e)

restated

$

$

$

$

$

$

$

Consolidated balance sheets:

Deficit

7,660,000

---

615,000

18,624,000

1,026,500

---

27,925,500

Consolidated statements of operations:

Operating revenues

31,705,200

---

(186,000)

---

---

(3,883,900)

27,635,300

Operating expenses

(28,006,600)

---

---

(1,143,200)

---

278,700

(28,871,100)

Financial revenues

 and expenses

(5,877,200)

---

---

---

(1,900,100)

3,605,200

(4,172,100)

Net loss

(2,178,600)

---

(186,000)

(1,143,200)

(1,900,100)

---

(5,407,900)

Net loss per share –

 basic and fully diluted

(0.04)

---

(0.00)

(0.02)

(0.04)

---

(0.10)

Consolidated statements of cash flows:

Cash provided by

 Operating

  activities

6,917,900

---

---

(1,105,600)

---

(4,118,800)

1,693,500

Cash used in

 Investing

  activities

(7,825,800)

---

---

1,105,600

---

6,065,000

(655,200)

Cash provided by

 (used in) financing

 activities

2,101,700

---

---

---

---

(2,528,700)

(427,000)

Foreign exchange

 loss on cash held in

 foreign currency

(1,121,100)

---

---

---

---

582,500

(538,600)

Net increase in

 cash during the year

72,700

---

---

---

---

---

72,700

3. SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles.  These principles differ in certain material respects from those accounting principles generally accepted in the United States.  The differences are described in note 16.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned Spanish subsidiaries RNGM, S.A., RNR (incorporated on May 30, 2001) and Naraval (incorporated on December 23, 1999). All significant intercompany transactions and balances have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires the Company's management to make estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements and related notes to the financial statements. Actual results may differ from those estimates.

Inventories

Stockpiled ore is recorded at cost.  Cost is comprised of the cost of mining the ore and hauling it to the mill, and an allocation of an attributable amount of mining overheads related to mineral properties.  Units included as stockpiled ore are based upon stockpile weight, expected recoveries and assays performed.  Since stockpiled ore is processed within a short period of time, the inventoried costs are reported as a current asset and related cash flows as operating activities in the consolidated statements of cash flows.

The carrying value of stockpiled inventory is assessed by comparing the sum of the carrying value plus future processing and selling costs to the expected revenue to be earned, which is based on the estimated volume and grade of stockpiled material.  Stockpiled inventory is located adjacent to the mill on the mine site.  Although it is exposed to the elements, such exposure does not result in deterioration of the quality of the material.  The decision to process stockpiled ore is determined based upon operating efficiency of the mine and the mill (different types of ore require different milling and refining processes).  Therefore, stockpiled ore is processed when it is operationally efficient to do so and when no richer ore is available for milling.  The decision to process stockpiled inventory is not particularly sensitive to gold prices since the decision is based on incremental cash inflows and outflows and milling and refining costs are very small relative to selling price.  The Company has never elected not to process stockpiled ore and does not anticipate departing from this practice in the future.

Materials extracted are classified as stockpiled ore if the gold content is greater than or equal to 2.0 grams per tonne.  Materials with gold content less than 2.0 grams per tonne but greater than or equal to 0.5 grams per tonne are stockpiled with no value assigned.  Materials with gold content less than 0.5 grams per tonne are considered waste.

Stockpiled ore at December 31, 2001 represented approximately three months of plant capacity.

Mine operating supplies, gold in process and final products are recorded at the lower of average cost or net realizable value.  The cost of gold in process and final products is comprised of costs of mining the ore and hauling it to the mill, costs of processing the ore and an attributable amount of mining and production overheads related to deferred mineral property costs.  The cost of mine operating supplies represents the direct costs of acquisition.  Units of mine operating supplies are determined using a perpetual inventory system, units of gold in process are based on the amount of ore introduced into production, the expected recovery, and assay results, and units of final product are based on weighing the final product and assays results.

Mineral properties

 (i)

    Property acquisition and mine development costs

Mining properties are recorded at cost of acquisition.  Property acquisition costs include direct costs for the purchase of mine rights and title to land. Property option costs and property lease rentals are expensed.  Mine development costs include expenditures incurred to develop new ore bodies, to define further reserves in existing ore bodies and to expand the capacity of operating mines. These costs are deferred commencing upon the completion of a bankable feasibility study, which demonstrates the existence of proven and probable reserves.  Property acquisition costs and deferred mine development costs are amortized against earnings on the unit-of-production method, based on estimated recoverable amounts of metal, currently ounces of gold.  Estimated recoverable amounts of metal include proven and probable reserves only.

Excluded from the amortization calculation are those mineral reserves that require additional capital costs in order to access them. The Company expenses start-up activities, including pre-production losses and organizational costs as incurred.

 (ii)

    Capitalization of financing costs

Financing costs, including interest, are capitalized on the basis of expenditures incurred for the acquisition and development of projects, without restriction to specific borrowings for these projects. Financing costs are capitalized while the projects are actively being prepared for production, which occurs from the completion of a bankable feasibility study to the commencement of production.  Capitalization is discontinued when the asset is ready for its intended use.  No financing costs have been capitalized during the years ended December 31, 2001, 2000 and 1999.

 (iii)

    Exploration costs

Exploration costs are charged against earnings as incurred. Significant costs related to exploration property acquisitions are capitalized until the viability of the mineral property is determined.  When it has been established that a mineral property has development potential (which occurs upon completion of a bankable feasibility study detailing proven and probable reserves on the mineral property), the costs incurred to develop a mine on the property and further development costs prior to the start of mining operations are capitalized.

 (iv)

    Other costs

Other costs comprise patents, licenses, computer software and capital leases. These costs are recorded at the cost of acquisition and amortized over their estimated useful life as follows:

Estimated

useful life (years)

Patents, licenses and computer software

4

Capital leases

4-10

These costs are evaluated for recovery by aggregating such costs with the mineral property costs for the property to which they relate and applying the methodology as described under Mineral properties – (vi) Property evaluations.

 (v)

    Land, buildings and equipment

Land, buildings and equipment are recorded at the cost of acquisition. Buildings and significant equipment, including the plant facility, whose life extends beyond the estimated life of the mines, are depreciated against earnings on the unit-of-production method. This method is based on estimated recoverable metals, specifically ounces of gold in current operating mines (proven and probable mineral reserves). Minor equipment and those whose life does not extend beyond the estimated life of the mines are depreciated using the straight-line method, as follows:

Estimated

useful life (years)

Machinery

6-7

Minor installations

6-7

Furniture

10

Computer equipment

4

Transport equipment

6

 (vi)

    Property evaluations

The Company annually reviews detailed engineering life-of-mine plans for each mine.  Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  Expected future undiscounted cash flows are calculated using estimated recoverable metals, specifically ounces of gold, in current operating mines (proven and probable mineral reserves), future sales prices (considering current and historical prices, price trends and related factors), operating costs, capital expenditures, reclamation and mine closure costs.  Reductions in the carrying amount of long-lived assets, with a corresponding charge to earnings, are recorded to the extent that the estimated future undiscounted cash flows are less than the carrying amount.

The Company's estimates of future cash flows are subject to risks and uncertainties.  It is possible that changes may occur which could affect the recoverability of the Company's long-lived assets.

 (vii)

    Mineral reserve risks

If the Company were to determine that its mineral reserves and future cash flows should be calculated at a significantly lower gold price than the $280 per ounce price used at December 31, 2001, there would likely be a material reduction in the amount of gold mineral reserves.  In addition, if the price realized by the Company for its gold products were to decline substantially below the price at which mineral reserves were calculated for a sustained period of time, the Company could experience material write-downs of its investment in its mineral properties.  Under any such circumstances, the Company might discontinue the development of a project or mining of a project at one or more of its properties or might temporarily suspend operations at a producing property and place that property in a “care and maintenance” mode.  Mineral reserves could also be materially and adversely affected by changes in operating and capital costs and short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades and ore types.

Significant changes in the life-of-mine plans can occur as a result of mining experience, new ore discoveries, changes in mining methods and rates, process changes, investments in new equipment and technology, and other factors.  Changes in the significant assumptions underlying future cash flow estimates, including assumptions regarding precious metals prices, may have a material effect on future carrying values and operating results.

Deferred stripping costs

Mining costs incurred on development activities comprising the removal of waste rock to initially expose the ore at open-pit mines (“overburden removal”), commonly referred to as “deferred stripping costs”, are capitalized. Amortization is calculated using the units-of-production method, based on estimated recoverable metals, specifically ounces of gold, in current operating mines (proven and probable mineral reserves). Amortization is charged to operating costs as gold is produced and sold, using a stripping ratio calculated as the ratio of total cubic meters to be moved to total gold ounces to be recovered over the life of mine. Applying this ratio yields a theoretical amount of overburden moved in a year, the total costs for which are determined by using an average cost per cubic meter.  The average cost per cubic meter is calculated using (i) actual costs of overburden incurred to date, with no reference to future expenditures and (ii) actual cubic meters of overburden removed to date.  This results in the recognition of the cost of stripping activities over the life of mine as gold is produced and sold.  The application of the accounting for deferred stripping costs and resulting timing differences between costs capitalized and costs amortized generally results in an asset on the balance sheet, although it is possible that a liability could arise if amortization of the capitalized costs exceeds the costs being capitalized over an extended period of time.

The stripping ratio for 2001, 2000 and 1999 in cubic meters of overburden to proven and probable ounces of gold was approximately 56:1, 51:1 and 55:1, respectively.

The amount of deferred stripping costs expensed during the year was approximately $11,239,700 (2000 – $8,444,600; 1999 – $11,215,500).  These amounts are included in mining expenses on the consolidated statement of operations and deficit. Some mining companies expense stripping costs as incurred, which, if followed by the Company would result in greater volatility in year-to-year results of operations.  During 2001, 2000 and 1999, there were more stripping costs capitalized than amortized, due to the ratio of cubic meters of waste removed to total cubic meters to be removed over the life of the mine being higher than the ratio of ounces of gold produced to total ounces of gold produced over the life of the mine.  Therefore, operating costs are lower than they would have been if actual stripping costs were expensed in the year they were incurred.  If stripping costs had been expensed as incurred, operating costs would have increased by $3,315,900 in 2001 (2000 – $6,890,900; 1999 – $353,900).

The deferred stripping accounting described above, does not give rise to an increase or a decrease in ore grade extracted as compared to actual ore grade extracted.  In addition, mining costs associated with waste removal, other than overburden removal, are not capitalized.

Deferred stripping costs are evaluated for recovery by aggregating such costs with the mineral property costs for the property to which they relate and applying the methodology as described under Mineral properties – (vi) Property evaluations.

Revenue recognition

Revenue is recognized when title to delivered metals and the risks and rewards of ownership pass to the buyer.  Revenue from the sale of by-products such as silver and copper is credited against operating costs.  Prices used for provisionally priced sales are based on market prices prevailing at the time of shipment and are adjusted upon final settlement with customers pursuant to the terms of sales contracts.

Restoration costs

Expenditures related to ongoing environmental activities are charged against earnings as incurred.

Restoration costs and related accruals are estimated based on environmental and regulatory requirements stated by the Spanish mine administration.  Accrual of costs (on an undiscounted basis) commences on initiation of mine production and continues over the operating life of the mine. Restoration costs are accrued using the unit-of-production method, which is based on estimated recoverable metals, specifically ounces of gold in current operating mines (proven and probable mineral reserves).

Restoration cost accruals of $225,400 (2000 – $191,200; 1999 – $188,600) were recorded in mining expenses in the consolidated statements of operations.

Stock-based compensation plan

The Company has a stock-based compensation plan, which is described in note 13 to the consolidated financial statements.  No compensation expense is recognized for this plan when stock or stock options are issued to employees.  Consideration paid by employees on the exercise of stock options is credited to capital stock.

Grants receivable

Grants receivable relate to incentives provided by various Spanish government entities.  The Company records these grants and incentives when government approval is received. The grants are recorded as a reduction of its mineral properties, to the extent that subsidized costs have been capitalized, or as a reduction of expenses. The capitalized grants are amortized to income on the same basis as the related mineral properties. Government approval is received after subsidized costs have been incurred.

Foreign currency translation

The United States dollar is the reporting and functional currency of the Company, and the Euro is the functional currency of its subsidiaries. Assets and liabilities of the Company’s operations having a functional currency other than the U.S. dollar are translated into U.S. dollars using the exchange rate in effect at the year end and revenues and expenses are translated using exchange rates approximating those in effect when the transaction occurred.  Exchange gains or losses on translation of the Company’s net equity investment in these operations are deferred in the shareholders' equity section of the consolidated balance sheet in Cumulative foreign exchange translation adjustment.

Foreign exchange gains and losses on transactions occurring in a currency other than an operation’s functional currency are reflected in income.

Income taxes

Effective January 1, 2000, the Company adopted the requirements of CICA Handbook Section 3465, Income Taxes (“CICA 3465”), which established new financial accounting standards for income taxes.  Under CICA 3465, the liability method is used in accounting for income taxes.  Future income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Future income taxes are measured using the substantively enacted rates and laws that will be in effect when the differences are likely to reverse.  Under CICA 3465, if on the basis of available evidence, it is more likely than not that all or a portion of the future tax asset will not be realized, the future tax asset is reduced by a valuation allowance.

Derivative financial instruments

The Company employs derivative financial instruments, primarily option contracts, to manage exposure to fluctuations in metal prices and foreign currency exchange rates.  The Company does not hold financial instruments or derivative financial instruments for trading purposes.

Prior to October 24, 2000, net option premiums paid or received were deferred and included in the consolidated balance sheets as other assets or other liabilities.  These items were recognized in earnings when the related hedged transactions occurred.  In the event of early settlement of hedging transactions, gains or losses were deferred and recognized in earnings at the delivery dates originally designated.  Where the underlying transactions were no longer expected to occur, with the effect that a hedge no longer existed, unrealized gains or losses were recognized in earnings at the point such determination was made (see note 2).

After October 24, 2000, the Company prospectively adopted the new accounting recommendations issued by the Emerging Issues Committee of The Canadian Institute of Chartered Accountants (“CICA”) on the “Accounting by commodity producers for written call options.”  Under this basis of accounting, net premiums and the fair value of all call options written after October 24, 2000 are recognized in earnings.  The adoption of this new accounting standard has no impact on the existing accounting policy on the Company's purchased put options and written call options because no net premium is received, the components of the combination of options are based on the same underlying commodity and have the same maturity date, and the notional amount of the written call option component is not greater than the notional amount of the purchased put option component.

Foreign currency derivative financial instruments are used to hedge the effects of exchange rate changes on identified foreign currency exposures.  Items hedged by foreign currency contracts are translated at contract rates and gains or losses on these contracts are recorded as part of the related transactions, for which they are designated as hedges.

Gains and losses realized on derivative financial instruments used to mitigate metal price risk are recognized in sales revenue, while gains and losses realized on derivative financial instruments used to mitigate foreign exchange risk are recognized in financial revenues and expenses.

Cash flows arising in respect of hedging transactions are recognized under cash flows from operating activities.

4. RESTRICTED CASH

During 1997, the Company purchased land, which was recorded in Mineral properties and in Accounts payable and accrued liabilities. The vendor subsequently disputed the purchase price, which was based on an option purchase agreement, and pursuant to a court order, bank deposits of $338,500 (2000 – $324,100) were restricted in use. Once the dispute is resolved, these funds will be used to pay the remaining portion of the total purchase price of the land. Although the vendor is disputing the price, the Company believes no additional amounts will be required.

5. INVENTORIES

2001

2000

$

$

Raw materials – stockpiled ore

1,810,600

545,200

Mine operating supplies

1,605,800

1,388,400

Gold in process

83,300

322,800

Final products

343,900

928,800

3,843,600

3,185,200

Final products consist of gold dore and gold and copper concentrates.

6. GOVERNMENT GRANTS

At December 31, 2001, grants receivable of $1,834,000 (2000 – $1,903,100) comprise a grant from the Directorate-General of Regional Economic Incentives (“IFR”) of $1,438,700 (2000 – $1,519,000) and other grants obtained for the development of environmental and technological projects totalling $395,300 (2000 – $384,100). In July 2002, the Company collected all amounts outstanding as at December 31, 2001.

As at December 31, 2001, all Government grants received were related to mine development and property, plant and equipment and are being amortized into income as follows (see note 7 – Mineral Properties):

Grants

Translation

received /

adjustment

(amortized

due to

December 31,

to

currency

December 31,

2000

income)

exchange

2001

$

$

$

$

Grants received

OFICO grant

13,422,100

---

(709,900)

12,712,200

IFR grant

13,600,500

---

(719,400)

12,881,100

Other grants

2,037,200

506,100

(115,400)

2,427,900

Total grants received

29,059,800

506,100

(1,544,700)

28,021,200

Grants amortized to income

OFICO grant

(4,759,100)

(1,477,800)

273,900

(5,963,000)

IFR grant

(5,762,100)

(1,337,200)

325,000

(6,774,300)

Other grants

(1,000,800)

(221,700)

56,300

(1,166,200)

Total grants amortized to income

(11,522,000)

(3,036,700)

655,200

(13,903,500)

Grants capitalized, net (note 7)

17,537,800

(2,530,600)

(889,500)

14,117,700

As at December 31, 2000, all Government grants received were related to mine development and property, plant and equipment, and are being amortized into income as follows (see note 7 – Mineral Properties):

Grants

Translation

received /

adjustment

(amortized

due to

December 31,

to

currency

December 31,

1999

income)

exchange

2000

$

$

$

$

Grants received

OFICO grant

14,491,000

---

(1,068,900)

13,422,100

IFR grant

14,441,000

222,600

(1,063,100)

13,600,500

Other grants

1,854,100

316,600

(133,500)

2,037,200

Total grants received

30,786,100

539,200

(2,265,500)

29,059,800

Grants amortized to income

OFICO grant

(3,950,100)

(1,089,700)

280,700

(4,759,100)

IFR grant

(5,161,400)

(971,800)

371,100

(5,762,100)

Other grants

(960,200)

(110,300)

69,700

(1,000,800)

Total grants amortized to income

(10,071,700)

(2,171,800)

721,500

(11,522,000)

Grants capitalized, net (note 7)

20,714,400

(1,632,600)

(1,544,000)

17,537,800

No grants were recorded directly into income in 2001, 2000 and 1999 as they all related to mine development and property, plant and equipment.

Under a resolution of the Secretary of State for Energy and Mineral Resources (“OFICO”) dated December 19, 1996, supplemented by another resolution dated December 30, 1997, the Company received a $12.7 million grant, which was collected in full in prior years. The grant was for expenditures related to the construction of the plant at El Valle and development of the El Valle project incurred from 1996 to 1999.  The Company, through its wholly-owned subsidiary RNGM, S.A., undertook to create 260 employment positions before June 30, 2000, and to maintain them for three years from the hiring date.  A request has been filed with the Spanish Ministry of Industry and Energy to modify this commitment. Based on applicable regulation and on historical experience with the Spanish Ministry of Industry and Energy, the Company expects the outcome of this request to have no impact on the consolidated financial statements. The maximum impact, if any, would be payment to OFICO of approximately $0.7 million. The Company has met all other obligations and anticipates the release of the guarantee related to this grant in July 2003.

As at December 31, 2001, all commitments related to the IFR grant, totalling $12.9 million, had been fulfilled, and related bank guarantees cancelled (see note 10).

7. MINERAL PROPERTIES

El Valle

In September 1996 the Company received a positive bankable feasibility study related to its El Valle property.  Prior to receiving the bankable feasibility study, the Company expensed all exploration and development costs related to the property.  Subsequent to its receipt, the Company capitalized further exploration and development costs.  Construction of the plant started in the first quarter of 1997, and on February 25, 1998, the Company completed its first gold pour, officially commencing its operations.

Carlés

In February 1991, prior to the acquisition of RNGM, S.A. by the Company, RNGM, S.A. received a positive bankable feasibility study related to its Carlés property. Subsequent to the acquisition, the Company capitalized further exploration and development costs.  In late 2000, the Company also officially commenced operations on this property, transporting ore to the El Valle plant.

Aguablanca

On July 5, 2001, the Company acquired, from Atlantic Copper, S.A. (“AC”) 50% of the participation rights in a consortium with the Spanish State. The consortium is the holder of 100% of the mineral rights located in Huelva, Sevilla and Badajoz, Spain where the Aguablanca project is located. The Spanish State decided not to participate in working on these mineral rights, as a result, work on these properties shall be carried out 100% by the Company. As agreed between the Spanish State and the Company on July 5, 2001, consideration for working 100% of the mineral rights comprises variable payments, as described below.  These acquisition agreements were made through the Company's wholly-owned subsidiary, RNR.

Prior to purchasing the participation rights, the Company performed their own assays on the site and determined that the Aguablanca project had economic potential, estimated to be equal to or greater than the amount of the cost of purchase.  At the date of purchase, the Company capitalized the acquisition costs in the amount of the fixed consideration.

Consideration for the purchase of 50% of the participation rights from AC was a) one payment of $4 million, of which $1.5 million had been paid as at December 31, 2001 and the remaining balance of $2.5 million is payable on April 30, 2003 and is included in Other long-term liabilities (see note 11), b) variable payments over the life of the exploitation of the Aguablanca project, ranging from 0.0% (at nickel and copper prices below $3.25 and $0.73 per pound, respectively) to 3.5% (at nickel and copper prices above $4.54 and $0.73 per pound, respectively) of net smelter return, and c) variable payments of 1% of net smelter return, over the life of the exploitation of any other deposits found within the area of the mineral rights held by the consortium. The Company has the option, at any time, to terminate the variable payments described in b) and c) above by making a lump sum payment of $6 million to AC.

The Company is required to make variable payments to the Spanish State in exchange for the Spanish States’ 50% working rights ranging from 0.5% (at nickel prices below $2.24 per pound) to 2.0% (at nickel prices above $3.51 per pound) of net smelter return.

In July 2002, the Company received a positive bankable feasibility study for the development of the open-pit portion of the Aguablanca project.  All exploration costs prior thereto were expensed.  The Company expects that the total capital cost of the Aguablanca project to be approximately $64 million (including VAT and necessary working capital), most of which, subject to finalization of smelter off-take agreement and financing, will be incurred in 2003 for the construction of a processing plant, where after operations are expected to officially commence.

Navelgas and Oscos

During 2000, the Company’s exploration activity in Navelgas and Oscos, the only operations performed by the Company’s wholly-owned subsidiary Naraval, was halted.  All exploration costs associated with the exploration activity have been expensed as incurred and there are no capitalized costs. The Company believes that there are no further commitments or liabilities that result from the cessation of Navelgas and Oscos exploration activities.

As at December 31, 2001, mineral properties consisted of the following:

Translation

adjustment

due to

December 31,

Additions/

currency

December 31,

2000

(amortization)

exchange

2001

$

$

$

$

Mine development

Development

22,747,400

6,496,600

(1,300,900)

27,943,100

Other (a)

881,400

129,300

(48,600)

962,100

Total mine development

23,628,800

6,625,900

(1,349,500)

28,905,200

Land, buildings and

  equipment

34,662,600

2,246,300

(1,867,200)

35,041,700

Grants, net of amortization

 (note 6)

(17,537,800)

2,530,600

889,500

(14,117,700)

Accumulated depreciation

and amortization

(12,855,300)

(8,906,600)

813,900

(20,948,000)

Total

27,898,300

2,496,200

(1,513,300)

28,881,200

 (a) “Other” comprises patents, licenses, software and rights in leased assets.

As at December 31, 2000, Mineral properties consisted of the following:

Translation

adjustment

due to

December 31,

Additions/

currency

December 31,

1999

(amortization)

exchange

2000

$

$

$

$

Mine development

Development

21,747,300

2,579,100

(1,579,000)

22,747,400

Other (a)

769,900

166,700

(55,200)

881,400

Total mine development

22,517,200

2,745,800

(1,634,200)

23,628,800

Land, buildings and

  equipment

34,732,800

2,467,800

(2,538,000)

34,662,600

Grants, net of amortization

 (note 6)

(20,714,400)

1,632,600

1,544,000

(17,537,800)

Accumulated depreciation

and amortization

(7,963,700)

(5,426,100)

534,500

(12,855,300)

Total

28,571,900

1,420,100

(2,093,700)

27,898,300

 (a) “Other” comprises patents, licenses, software and rights in leased assets.

8. DEFERRED STRIPPING COSTS

Deferred stripping costs are comprised of the following:

Translation

adjustment

due to

December 31,

Additions /

currency

December 31,

2000

(amortization)

exchange

2001

$

$

$

$

Deferred stripping costs

48,414,700

14,555,600

(2,779,600)

60,190,700

Accumulated depreciation

and amortization

(22,447,900)

(11,239,700)

1,356,300

(32,331,300)

25,966,800

3,315,900

(1,423,300)

27,859,400

Translation

adjustment

due to

December 31,

Additions /

currency

December 31,

1999

(amortization)

exchange

2000

$

$

$

$

Deferred stripping costs

35,551,800

15,335,500

(2,472,600)

48,414,700

Accumulated depreciation

and amortization

(15,029,400)

(8,444,600)

1,026,100

(22,447,900)

20,522,400

6,890,900

(1,446,500)

25,966,800

9. OTHER ASSETS

Other assets are comprised of the following:

2001

2000

$

$

Put/call program (note 15)

2,436,200

3,729,700

Long-term deposits and restricted investments

669,400

712,900

Deferred financing fees

1,197,500

1,329,700

4,303,100

5,772,300

The “Put/call program” corresponds to the cost of the gold hedging entered into by the Company during 2000 with maturity dates beyond one year. The cost of gold hedges that mature in the short term is $1,096,300 as at December 31, 2001 (2000 – $1,181,000) and is included in Other current assets in the consolidated balance sheet.

Long-term deposits and restricted investments are bank accounts and investment funds restricted in use due to the existence of guarantees, which are related to restoration activities and fulfillment of grant conditions (see note 6).

Deferred financing fees represent capitalized costs to obtain long-term debt. These costs are being amortized on a straight-line basis over the life of the underlying debt.

10. LOAN AGREEMENTS

On October 26, 2000, the Company entered into a credit agreement with Deutsche Bank and settled the remaining balance of the loans arranged in 1997 and 1998 with Standard Chartered Bank and several Spanish institutions. In addition, the Company settled the put/call options arranged on August 1, 1997, which resulted in a gain of $5.2 million. The gain is being brought into income at the same time the gold production, which was being hedged is recognized in income (see notes 2 and 16).

Within the credit agreement arranged with Deutsche Bank, the Company has the following facilities:

(a)

Term Loan Facility - $19,000,000

This facility is broken into two tranches.  Tranche I, being up to $11,306,000, was applied by RNGM, S.A., to repay the then outstanding loans granted by Standard Chartered Bank.  Tranche II, being up to $7,694,000, of which $4,013,200 was applied by the Company towards the prepayment of the then outstanding loans granted to the Company by several Spanish banks. The remaining amount of $3,680,800 was applied to develop the El Valle and Carlés properties.

The interest rates for the advances are as follows:  Tranche I - LIBOR US$ (London interbank offering rate) + 1.7% per annum and Tranche II - LIBOR US$ + 1.95% per annum for the period ending October 31, 2002, and LIBOR US$ + 2.93% per annum, thereafter.

The term facility is to be repaid as follows: 12.5% semi-annually (April and October), starting April 30, 2002, with the final payment on October 31, 2005.  As at December 31, 2001, the amount payable in 2002 under this facility ($4,750,000) was included under current liabilities in the consolidated balance sheet.

(b)

Term Loan Facility - $3,500,000

This facility represents advances to the Company to a limit of $3,500,000, to finance the expansion of the El Valle and Carlés projects.  The interest rate for these advances is LIBOR US$ + 2.2% per annum.  As at December 31, 2001, the full amount of the facility had been drawn down.

The Company is to make two instalment payments: $1,750,000 is due on October 31, 2005, and the remaining amount of $1,750,000 is due on October 31, 2006.

As part of the consideration for the term loan facility, the Company issued to Deutsche Bank 3,500 series A common share purchase options (“A Call Options”) and 3,500 series B common share purchase options (“B Call Options”).  Each Call Option entitles Deutsche Bank to subscribe for 500 common shares of the Company at an exercise price of US$1.00 per share.

The options are not to be listed on any stock exchange and are not being made available to the public for subscription.

The expiration date of the options is the earlier of the following: (a) the date on which the term loan facility becomes due and payable in full under the terms of the Credit Agreement, or (b) in the case of the A Call Options and B Call Options, October 31, 2005 and 2006, respectively.

The proceeds of this facility were allocated between long-term debt and the A and B Call Options. The allocation was calculated by valuing the liability and equity instruments separately and adjusting the resulting amounts on a pro rata basis so that the sum of the components equals the amount of cash received. The assumptions used in the calculation of the value of the equity instrument (using the Black Scholes model) were a volatility of 92%, average interest rate of 6.7% and average maturity of 5.5 years. The fair value of the liability instrument was assumed to be equal to its face value, as its interest rate approximated the market interest rate available to the Company.

The interest accretion on this facility for the year ended December 31, 2001, calculated using the effective interest rate method, was $183,700 (2000 – nil).

(c)

Current account credit facility - $4,000,000

On June 28, 2001, Deutsche Bank granted a new current account credit facility with a limit of $4,000,000 at an interest rate, which is tied to the 3-month LIBOR US$ + 2.20%.  The amount drawn down against this facility amounted to $3,000,000 as at December 31, 2001.  This credit facility is to be repaid in two equal instalments on October 31, 2005 and 2006.  This credit facility was used to finance the acquisition and exploration of the mineral properties of the Aguablanca project.

As part of the consideration for the current account credit facility, the Company issued to Deutsche Bank 2,912 series A common share purchase options (“A Options”) and 2,912 series B common share purchase options (“B Options”), and one exceptional A common share purchase option and one exceptional B common share purchase option.  Each A and B Option entitles Deutsche Bank to subscribe for 1,000 common shares of the Company and the exceptional options allow for the subscription of 905 and 904 common shares, respectively.  The exercise price in each case is US$0.687 per share.  The other terms are the same as those prevailing for the options assigned to the $3,500,000 term loan facility.

The proceeds of this facility were allocated between long-term debt and the A and B Options.  The allocation was calculated by valuing the liability and equity instruments separately and adjusting the resulting amounts on a pro rata basis so that the sum of the components equalled the amount of cash received. The assumptions used in the calculation of the value of the equity instrument (using the Black Scholes model) were a volatility of 92%, average interest rate of 5.7% and average maturity of 4.8 years. The fair value of the liability instrument was assumed to be equal to its face value, as its interest rate approximated the market interest rate available to the Company.

The interest accretion on this facility for the year ended December 31, 2001, calculated using the effective interest rate method, was $112,200.

On July 5, 2002, options issued to Deutsche Bank under the facility were exercised into 5,825,809 common shares for gross proceeds to the Company of $4,000,000. Coincident with the options exercise, the Company repaid the principal amount owing under the facility.

(d)

Standby Working Capital Facility - $1,500,000

Working capital advances shall be made to the Company by Deutsche Bank, to a limit of $1,500,000, at any time during the loan commitment period, when requested by the Company by means of a drawdown notice.  The advance shall be a minimum amount of $1,000,000 with additional amounts in multiples of $100,000.  The interest rate for the advances is LIBOR US$ + 1.8% per annum.

Amounts shall be repaid in full on the last day of the interest period relating to each standby working capital advance.  This loan is renewable on a revolving basis with a final maturity on October 26, 2004.  As at December 31, 2001, $1,500,000 had been drawn down on this loan.

(e)

Guarantee Facility

The Company has been provided two guarantees: (1) the IFR Guarantee, and (2) the Hedging Guarantee.

The IFR Guarantee, in the maximum amount of €2,319,906, was to be used to secure/discharge obligations of the Company to the “Direction General de Politica Sectorial” of the Spanish Ministry of Economy in relation to the IFR subsidy.  This guarantee was cancelled in December 2001 as the Company complied with the conditions established for the granting of this subsidy.

The Hedging Guarantee (provided by Deutsche Bank in relation to the hedging program contracted with its subsidiary Deutsche Bank A.G. London), in the maximum amount of $30,000,000, shall guarantee certain of the liabilities of the Company under the put/call program, on terms and subject to conditions set out therein.

Under this credit agreement, the Company is required to fulfill certain obligations, which are summarized below:

-

The Company is required to submit information to Deutsche Bank, including most notably operating forecasts, financial reports and details of investments made.

-

The Company is required to comply with current legislation in force and arrange of adequate risk hedging on a timely basis.

-

There is a commitment by the Company not to undertake, without prior approval, actions such as changing its corporate purpose, granting loans to third parties or abandoning areas being mined.

-

The Company is required to comply, at certain times throughout the years, with agreements and financial ratios, mainly associated with the debt and interest coverage. This is to be done through the cash flows generated by the Company over the lives of the El Valle and Carlés properties, and of minimum proven and probable reserves of gold ounces relating to these mines.

As at December 31, 2001, it is the Company's understanding that all these obligations have been fulfilled.

All the financing granted by Deutsche Bank are secured by the assets and shares of RNGM, S.A. (gold assets) and specifically secured by mortgages on the El Valle and Carlés mineral properties.

Loan agreements schedule at December 31, 2001:

US$ Outstanding

Currency

Maturity

Short-term

Long-term

$

$

Project finance/mortgage loans

Deutsche Bank (3)

US$

October 31, 2006

6,250,000

18,812,900

Deutsche Bank

Euros

(see (1) below)

325,500

---

Industrial and Technological

Development Center (2)

Euros

May 31, 2006

14,900

111,200

Ministry of Science and

Technology (2)

Euros

October 31, 2011

---

105,900

Bankinter

Euros

(see (1) below)

1,092,800

---

Caja Rural de Almeria y

 Málaga

Euros

(see (1) below)

583,900

---

Caja Castilla la Mancha

Euros

(see (1) below)

838,300

---

Bansaleasing

Euros

November 4, 2004

77,100

147,700

Banco Bilbao Vizcaya

Argentaria, S.A.

Euros

July 5, 2004

35,000

50,300

Accrued interest payable

Euros

397,200

---

9,614,700

19,228,000

Except for the loans from the Industrial and Technological Development Center (“CDTI”) and the Ministry of Science and Technology, which were granted at a zero interest rate, the aforementioned loans from credit entities bear interest tied to LIBOR US$, EURIBOR (European interbank offering rate) or MIBOR (Madrid interbank offering rate) plus a spread ranging from 0.5% to 2.20%.

(1)

These loans mature upon the collection of VAT or grants.

(2)

These loans are used to finance research projects to be performed by the Company.

(3)

The short-term portion of this debt includes $4,750,000, which is the current portion of long-term debt and the standby working capital facility amount of $1,500,000 included in Short term bank indebtedness.

The Company has another credit facility granted by Caja Castilla La Mancha with a limit of $2,118,700 that was not drawn down as at December 31, 2001. If this credit facility is drawn down, it will mature upon the collection of VAT.

Loan agreements schedule at December 31, 2000:

US$ Outstanding

Currency

Maturity

Short-term

Long-term

$

$

Project finance/mortgage loans

Deutsche Bank (4)

US$

October 31, 2006

---

21,527,100

Bankinter

Euros

(see (5) below)

1,205,800

---

Caja Rural de Almeria y

 Málaga

Euros

(see (5) below)

627,700

---

Bansaleasing

Euros

November 4, 2004

126,200

243,700

Accrued interest payable

Euros

378,900

---

2,338,600

21,770,800

These debts with credit institutions bear interest rates of LIBOR US$ or MIBOR plus an interest differential that varies between 0.5% and 2.25%.

(4)

As at December 31, 2000, only the term loan facility had been drawn down.

(5)

These loans mature upon the collection of VAT or grants.

The required principal repayments of the Company on its long and short-term debt are as follows:

Year

Balance

$

2002

9,614,700

2003

4,894,300

2004

4,867,200

2005

7,078,400

2006 and thereafter

2,388,100

28,842,700

As at December 31, 2001, the Company has provided bank guarantees to certain governmental institutions and entities in Spain totalling approximately $23,089,700 (2000 – $34,725,800).  Of this amount, $1,828,600 (2000 – $1,556,300) relates to reclamation guarantees, $16,608,300 (2000 – $32,954,600) relates to guarantees issued as security to allow the Company to collect certain government grants (see note 6), $4,449,200 relates to the financing from Deutsche Bank, and $203,600 (2000 – $214,900) relates to other items.

11. OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of:

2001

2000

$

$

Provision for site restoration

591,800

390,400

Due to Atlantic Copper, S.A. (note 7)

2,500,000

---

Ministry of the Economy

212,600

---

3,304,400

390,400

The Company has estimated future site restoration obligations, which it believes will meet current regulatory requirements, of $2,113,700 (including the $591,800 already accrued). The Company expects to spend $1.2 million within the next 5 years. Future changes, if any, in regulations and cost estimates may be significant and will be recognized when known.

In 2001, RNR was granted $212,600 by the Ministry of the Economy in relation to the Aguablanca project. This grant will be reimbursed if there are positive results on the Aguablanca project. As the Company has received a positive bankable feasibility study on the Aguablanca project in 2002, the total grant received has been recorded as a liability.

12. SHARE CAPITAL

The authorized capital stock of the Company is comprised of an unlimited number of common shares.

Details of issued and outstanding shares are as follows:

2001

2000

1999

Shares

Amount

Shares

Amount

Shares

Amount

$

$

$

Common shares

Balance, beginning

 of year

64,922,310

79,262,100

63,457,310

77,119,400

52,716,092

67,118,900

Issuance of cash

Rights offering/private

placements, net of

costs

128,507

184,200

1,465,000

2,142,700

10,741,218

10,000,500

Balance, end of year

65,050,817

79,446,300

64,922,310

79,262,100

63,457,310

77,119,400

In March 2001, Barrick Gold Corporation subscribed for 128,507 additional shares issued by the Company at a price of CDN$2.25 per share. The gross proceeds from the offering totalled US$184,700, of which US$184,200 was received by the Company.

On January 19, 2000, the Company issued 1,345,000 common shares at a price of CDN$2.25 per share.  These shares were subscribed for by Barrick Gold Corporation, pursuant to the January 25, 2000 Naraval agreement, which was terminated in December 2000.  The gross proceeds for the placement totalled CDN$3,026,250 (US$2,050,000) which resulted in net proceeds to the Company of US$2,018,500.  In 1998, the Board of Directors approved the issuance, which was finally made in 2000, of an additional 120,000 common shares at a price of CDN$1.50 for the purchase of the Estalaya gold mineral rights. The cost of the Estalaya gold mineral rights were expensed.

In November 1999, 10,701,218 common shares were issued by private placement at a price of CDN$1.45 per share.  The gross proceeds from this issue totalled CDN$15,516,766 of which CDN$14,825,890 (US$9,939,680) was received by the Company.  An additional 40,000 common shares were offered to shareholders in 1999 at a price of CDN$2.65 per share.  The gross proceeds from the offering totalled US$70,172, of which US$60,820 was received by the Company.

Maximum shares

The following table presents the maximum number of shares that would be outstanding if all of the outstanding options and warrants issued and outstanding as at December 31, 2001 were exercised or converted:

Number of shares

Common shares outstanding at December 31, 2001

65,050,817

Options to purchase common shares

  Employee Stock Option Plan

5,709,300

  Share purchase options related to debt

9,325,809

80,085,926

13. EMPLOYEE STOCK OPTIONS

On November 5, 1996, the Board of Directors approved a new employee stock option plan (the “1996 ESOP”). Under this plan, the Board of Directors, or a committee appointed for such purpose, may from time to time grant to directors, officers and employees of, or consultants to the Company, any parent of the Company, or any subsidiary of the Company (collectively, “Eligible Personnel”) options to acquire common shares in such numbers, for such term, at such exercise price and with such other terms not inconsistent with the provisions of the 1996 ESOP.

Under the 1996 ESOP, the option exercise price may be not less than the closing price on The Toronto Stock Exchange on the day prior to the date of grant.  The option term may not exceed ten years.  Options granted under the 1996 ESOP are non-transferable and, in the case of non-statutory options, terminate on the holder’s ceasing to be an employee or director of the Company or any of its affiliates  In the case of incentive stock options, they terminate no less than three and not more than 12 months after termination of employment as determined by the Board.  The maximum number of common shares, which may be subject to option to any one Eligible Personnel, may not exceed 5% of the number of issued and outstanding common shares at the time of the grant of any option. Options issued have vesting periods, which are determined by the Board or a committee appointed by the Board.

In June 1994, the Board of Directors had previously approved the 1994 employee stock option plan (the “1994 ESOP”), with the same terms and conditions as the above mentioned 1996 ESOP. The maximum number of common shares, which may be reserved for issue under the 1994 ESOP is 3,000,000, of which 808,700 have been issued upon exercise of options as at December 31, 2001.

The following is a continuity schedule of options outstanding:

2001

2000

1999

Weighted

Weighted

Weighted

Number

ave. exercise

Number

ave. exercise

Number

 ave. exercise

of options

price

of options

price

of options

price

Balance, beginning

 of year

4,241,300

CDN$1.80

4,236,300

CDN$3.01

4,226,300

CDN$3.11

Granted

2,131,000

CDN$0.65

80,000

CDN$1.80

135,000

CDN$0.87

Exercised

---

---

---

---

---

---

Expired

(663,000)

CDN$1.68

(75,000)

CDN$3.76

(125,000)

CDN$4.17

Repricing effect

---

---

---

(CDN$1.17)

---

---

Balance, end of year

5,709,300

CDN$1.38

4,241,300

CDN$1.80

4,236,300

CDN$3.01

In June 2000, all options with an exercise price in excess of CDN$2.00, amounting to 3,100,000 options, were re-priced such that their new exercise price was CDN$2.00 per share. The new exercise price of CDN$2.00 was in excess of the market price of the Company's common shares on the day the options were re-priced.

Stock options outstanding as at December 31, 2001 are summarized as follows:

Number of

Number of

Exercise

Weighted-

Weighted-

options

options

price

average

average

outstanding

vested

range

exercise

remaining

price

life

CDN$

CDN$

Years

Directors

620,000

206,670

$0.60 to $0.79

$0.72

4.3

216,300

216,300

$1.00 to $1.19

$1.12

3.6

100,000

100,000

$1.80 to $1.99

$1.95

2.5

1,540,000

1,540,000

$2.00 to $2.19

$2.00

5.2

2,476,300

2,062,970

$1.60

4.7

Officers

280,000

93,332

$0.60 to $0.79

$0.63

4.2

225,000

225,000

$1.00 to $1.19

$1.15

2.5

375,000

375,000

$2.00 to $2.19

$2.00

4.4

880,000

693,332

$1.35

3.8

Other employees

175,000

58,334

$0.40 to $0.59

$0.55

2.7

1,028,000

342,669

$0.60 to $0.79

$0.63

3.3

85,000

85,000

$0.80 to $0.99

$0.80

3.2

225,000

225,000

$1.00 to $1.19

$1.15

1.7

55,000

36,667

$1.80 to $1.99

$1.80

3.1

785,000

785,000

$2.00 to $2.19

$2.00

4.9

2,353,000

1,532,670

$1.16

3.6

Grand total

5,709,300

4,288,972

$1.38

4.1

Of the total number of options reflected in the foregoing table, 1,726,300 relate to the 1994 ESOP and 3,983,000 relate to the 1996 ESOP.

14. TAXES

The Company's operations are conducted through its wholly-owned subsidiaries RNGM, S.A., RNR and Naraval, which are subject to income taxes in Spain, including most notably VAT.  VAT inspections are carried out by the tax authorities on an annual basis relating to VAT refunds, and no matters that might affect the recoverability of these balances have been identified to date.  As at December 31, 2001, the Company has recorded $2,675,400 (2000 – $2,106,900) as VAT and other taxes receivable, of which $2,442,300 (2000 – $2,075,800) correspond to VAT exclusively.

Significant components of the Company's future tax assets as at December 31, 2001 and 2000 are as follows:

2001

2000

$

$

Future tax assets

Tax value of mineral properties

 exceeding accounting value

10,171,400

9,482,800

Non capital loss carryforwards

  Canada

2,523,900

2,396,000

  Spain

2,539,300

2,359,200

Share issue costs

114,100

199,000

Total future tax assets

15,348,700

14,437,000

Valuation allowance for future tax assets

(15,348,700)

(14,437,000)

Net future tax assets

---

---

The Company has available $7,255,200 (2000 – $6,740,600) of net operating tax loss carryforwards reported from its Spanish operations and incurred from 1998 to 2001 that expire in fifteen years from the date incurred. In addition, the Company has $6,538,600 (2000 – $6,207,300) of net operating tax loss carryforwards reported from its Canadian operations and incurred from 1995 to 2001 that expire in seven years from the date incurred.

Due to the uncertainty regarding the ultimate utilization of the net operating loss carryforwards and other tax assets, the Company has recorded a valuation allowance for the full amount of the future tax assets.

The reconciliation of income tax attributable to operations computed at the statutory tax rates to income tax expense (recovery) is as follows:

2001

2000

1999

$

$

$

Income taxes at statutory rates

(1,433,800)

(2,859,300)

(2,087,400)

Expenses not deductible for tax

 purposes

678,300

1,636,100

1,678,600

Variation in net future tax assets

  valuation allowance

911,700

1,488,100

722,800

Foreign tax rate differentials

31,400

108,600

80,600

Share issuance costs deductible

 for tax purposes

(187,600)

(373,500)

(394,600)

---

---

---

15. DERIVATIVE FINANCIAL INSTRUMENTS

The return on the Company's investments will depend on fluctuations in gold and other commodity prices and exchange rates, and on the put/call program and other hedging transactions arranged by the Company to mitigate these risks.

On October 26, 2000, the Company settled all its then existing put and call options and contracted a put/call structure to partially cover market and exchange rate risks for the period of the new credit agreement with Deutsche Bank (see notes 2 and 10).  On settlement of its then existing put and call options, the fair value was $5,134,900.  This amount was applied to the new put/call structure and represents the net premium associated with such structure.

The detail by maturity year of the gold put/call options cancelled in October 2000, as at the day of the cancellation, was as follows:

2000

2001

2002

Total

Purchase of US$/oz

put options

Ounces

12,500

55,000

55,000

122,500

Exercise price

US$315/oz

US$315/oz

US$315/oz

US$315/oz

Sale of US$/oz

call options

Ounces

8,500

38,500

38,500

85,500

Exercise price

US$395/oz

US$395/oz

US$395/oz

US$395/oz

The detail of the transactions relating to the new structure outstanding as at December 31, 2001, is as follows:

Transaction

Term

Total ounces

Exercise price/ounce

Purchase of put options

2002-2006

111,094

US$280/ounce

Purchase of put options

2002-2006

362,024

€300/ounce

Sale of call options

2002-2006

79,022

US$365/ounce

Sale of call options

2002-2006

248,944

€405/ounce

During 2001, the Company exercised put options totalling 84,311 ounces of gold (39,334 ounces in 2000 including forward contracts exercised) at the prices stated in the following table:

Total

Exercise

Maturity date

ounces

price/ounce

Spot price/ounce

June 2001

23,429

€300/ounce

€295.94/ounce

June 2001

30,441

US$280/ounce

US$265.66/ounce

December 2001

30,441

US$280/ounce

US$274.19/ounce

In May 2002, the Company bought back its then existing 58,244 US$/ounce call options with maturity in 2003 and subsequent years, with an acquisition cost of $1.1 million.

As at December 31, 2001, the detail of the net premium, as defined above, is as follows:

Translation

adjustment

Charged

due to

December 31,

to

currency

December 31,

2000

expenses

Transfers

exchange

2001

$

$

$

$

$

Other current assets

1,181,000

(1,135,600)

1,113,000

(62,100)

1,096,300

Other assets

3,729,700

---

(1,113,000)

(180,500)

2,436,200

4,910,700

(1,135,600)

---

(242,600)

3,532,500

Also, on June 26, 2001, the Company entered into an additional hedging contract consisting of the forward sale of 14,255 ounces of gold in the period 2002-2006 at $300.98 per ounce.

In order to minimize the effect of exchange rate fluctuations, the Company has signed various foreign exchange contracts.  At December 31, 2001, the put and call option contracts in force at the Company were as follows:

Hedged

amount in

Transaction

Maturity date

US$

Exercise price

Purchase of call option on Euros

in exchange for US dollars

January 2002

1,500,000

€1.0142/$

Purchase of call option on Euros

in exchange for US dollars

February 2002

1,500,000

€1.0142/$

3,000,000

Sale of a put option on Euros

in exchange for US dollars

January 2002

1,500,000

€1.0398/$

Sale of a put option on Euros

in exchange for US dollars

February 2002

1,500,000

€1.0398/$

3,000,000

These contracts impact the proceeds of future gold sales and will be recognized at the time of such sales.

The Company recorded losses of $1,755,900 in 2001 (2000 – $3,750,400; 1999 – $3,884,000) with respect to its foreign exchange contracts, which are included as Gold sales in the consolidated statements of operations and deficit.  The loss represents the difference between the spot price of the foreign currency at the date of closing out the contract, as compared to the contracted foreign exchange rate.

Fair value of derivative financial instruments

Fair value represents the amount at which financial instruments could be exchanged in an arm's length transaction between willing parties under no compulsion to act and is best evidenced by a quoted market price.

The calculation of fair values is based on market conditions at a specific point in time and may not be reflective of future fair values.

The following table presents the fair value of derivative financial instruments at December 31, 2001:

2001

Fair value

under

Book value

Fair value

book value

$

$

$

Held for asset-liability management purposes

Premium paid/(received)

Purchased put options (US$280/ounce)

1,819,300

1,458,700

(360,600)

Purchased put options (€300/ounce)

5,530,700

3,673,600

(1,857,100)

Written call options (US$365/ounce)

(501,300)

(454,800)

46,500

Written call options (€405/ounce)

(3,316,200)

(2,213,500)

1,102,700

Total value

3,532,500

2,464,000

(1,068,500)

In addition, the fair value of the gold forward contracts entered into by the Company in June 2001 is a potential loss of $125,200, and the fair value of the foreign exchange put and call options is a potential loss of $255,200.

16. SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (restated)

The Company's consolidated financial statements are prepared in accordance with Canadian GAAP, which differ in some respects from U.S. GAAP, as described below.  The disclosure of Canadian to U.S. GAAP differences within the notes has been amended and the reconciliation of U.S. GAAP amounts as originally reported to the restated U.S. GAAP amounts is set out in note 16 (i).

(a) Derivative financial instruments

The Company uses option contracts to manage exposure to fluctuations in metal prices and foreign currency exchange rates.

Under Canadian GAAP, gains and losses on these contracts are accounted for as a component of the related hedged transaction.  For periods up to and including December 31, 2000, gains and losses on these contracts were also accounted for as a component of the related hedged transaction under U.S. GAAP.

Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 (“FAS 133”), “Accounting for Derivative Instruments and Hedging Activities”, as amended,

which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  FAS 133 requires a company to recognize all of its derivative instruments, whether designated in hedging relationships or not, on the balance sheet at fair value.  The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship.  FAS 133 establishes certain criteria to be met in order to designate a derivative instrument as a hedge and to deem a hedge as effective.

The Company has not implemented a new treasury management system that complies with the new documentation requirements for hedge accounting under FAS 133.  As a result, for the year ended December 31, 2001 the Company's derivative portfolio is not eligible for hedge accounting despite the fact that management considers its portfolio to be an effective risk management tool and an economic hedge of its future gold sales.

Accordingly, for purposes of reconciling to U.S. GAAP, the Company recorded a charge to income of $2,354,700 in the year ended December 31, 2001.  The charge to income of $2,354,700 recorded in the year ended December 31, 2001, represents the change in fair value of the Company’s remaining derivative financial instruments between the beginning and the end of the year.  For periods prior to and including December 31, 2000, this amount would have been deferred and recorded as a component of the related hedged transaction under U.S. GAAP.

Upon adoption of FAS 133, the Company recorded a net cumulative adjustment to other comprehensive loss of $3,957,200 as at January 1, 2001.  This adjustment includes an amount which represents the negative fair value of the purchased put and written call options outstanding as at January 1, 2001 of $657,200.  Of this amount, $1,563,000 reversed through income during 2001, and the remaining unrealized gain of $905,800 will reverse through income from 2002 to 2006.   In addition, the net cumulative adjustment to other comprehensive loss includes a separately recorded deferred gain on settlement of a past put and call option structure of $4,614,400 (see note 2).  Of this amount, $2,307,200 reversed through income during 2001 and the remaining unrealized gain of $2,307,200 will reverse through income during 2002.  The Company’s derivative financial instruments were limited to purchase put and written call options on future gold sales.  These derivative financial instruments were designated in a hedging relationship that addressed the cash flow exposure of forecasted gold sales, therefore the transition adjustment has been recorded as a cumulative adjustment to other comprehensive loss.

(b)

Mineral properties

In accordance with Statement of Financial Accounting Standards No. 121 (“FAS 121”), project financing costs are excluded from the evaluation of mineral properties (excluding exploration costs) for impairment purposes.  In addition, under U.S. GAAP, if assets are determined to be impaired, a reduction in the carrying amount to estimated fair value is required in accordance with FAS 121.  Application of FAS 121 had no impact on the recoverability of mineral properties.  Under Canadian GAAP, mineral properties are evaluated for impairment using future undiscounted cash flows (see note 3 Mineral Properties (vi)).

(c)

Comprehensive income

U.S. GAAP requires the disclosure of all components of comprehensive income.  Comprehensive income is defined as the change in shareholders' equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

As noted in the table below, the Company recorded cumulative translation adjustments (“CTA”) in comprehensive income.  CTA arises from the translation of its Spanish subsidiaries for which the functional currency is the Euro to the Company's reporting currency in U.S. dollars.  In addition, the Company recorded a cumulative adjustment to comprehensive income at January 1, 2001 for the change in derivative financial instrument accounting.

(d)

The following tables presents net loss, comprehensive loss and loss per share information following U.S. GAAP:

2001

2000

1999

$

$

$

Net loss under Canadian GAAP

(3,714,500)

(7,407,500)

(5,407,900)

Adjustments

Derivative financial instruments (a)

(2,354,700)

---

---

Net loss under U.S. GAAP

(6,069,200)

(7,407,500)

(5,407,900)

Other comprehensive income (loss)

Foreign currency translation

(1,831,000)

(2,998,400)

(6,469,100)

Cumulative adjustment at January 1, 2001

for the change in derivative financial

instrument accounting (a)

3,957,200

---

---

Derivative financial instruments realized

in net income (loss) (a)

(744,200)

---

---

1,382,000

(2,998,400)

(6,469,100)

Comprehensive loss under U.S. GAAP

(4,687,200)

(10,405,900)

(11,877,000)

Loss per common share under U.S. GAAP

Basic and fully diluted

(0.07)

(0.11)

(0.10)

(e)

The following table indicates the significant items in the consolidated balance sheet that would have been affected had the consolidated financial statements been prepared under U.S. GAAP:

December 31, 2001

Derivative

Foreign

financial

currency

Canadian

instruments

translation

U.S.

GAAP

(b)

(d)

GAAP

$

$

$

$

Other current assets

1,489,300

(363,700)

---

1,125,600

Other assets

4,303,100

(693,000)

---

3,610,100

Accounts payable and accrued

 liabilities

(12,750,900)

(255,200)

---

(13,006,100)

Current portion of deferred revenue

(2,307,200)

2,307,200

---

---

Other long-term liabilities

(3,304,400)

(137,000)

---

(3,441,400)

Deficit

39,047,700

2,354,700

---

41,402,400

Accumulated other comprehensive

 (income) loss

---

(3,213,000)

14,115,700

10,902,700

Cumulative foreign exchange

  translation adjustment

14,115,700

---

(14,115,700)

---

There would be no differences in the consolidated balance sheet line items as at December 31, 2000 under U.S. GAAP.

(f)

There would be no differences in the consolidated statement of cash flows for each of years in the three-year period ended December 31, 2001 under U.S. GAAP.

(g)

Stock-based compensation

Until the issue of Section 3870 of the CICA Handbook dated November 13, 2001, which establishes standards for the recognition, measurement and disclosure of stock-based compensation, the Company did not recognize, in income, the cost of stock-based compensation under Canadian GAAP.  Therefore, as at December 31, 2001, the Company did not record any compensation cost in connection with its stock option plans (see note 13). The recommendations require companies to adopt Section 3870 for fiscal years beginning on or after January 1, 2002 and applied to awards granted on or after the date of adoption.

For purposes of the pro forma disclosures required by Statement of Financial Accounting Standards (“FAS”) No. 123 under U.S. GAAP, the fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for fiscal 2001, 2000 and 1999:  5.0, 5.0 and 8.2 years expected term, respectively, 92% volatility, 5.0% interest rate and an expected dividend yield of 0% since no dividend payments were made.

The total pro forma fair value of options granted in each of the years in the three year period ended December 31, 2001 was as follows:

Pro forma fair

value of

options granted

$

Options granted in year ended

December 31, 1999

64,700

December 31, 2000

72,800

December 31, 2001

654,700

In June 2000, the Company's shareholders approved the re-pricing of all stock options with an exercise price greater than CDN$2.00, to a price of CDN$2.00.  For purposes of U.S. GAAP, the stock options re-priced are accounted for as a variable award from the date of the re-pricing to the date the options are exercised, forfeited or expired.  As the stock price was below CDN$2.00 per share from the re-pricing date to December 31, 2001, no compensation expense has been recorded.  For purposes of pro forma disclosures, the Company recognized the additional expense upon re-pricing, which is equal to the difference between the value of the original options on the date of re-pricing and the value of the new re-priced options on the date of re-pricing.  The additional expense of $221,400 was recorded in the second quarter of 2000 for purposes of pro forma disclosures.

For purposes of Canadian GAAP, the re-pricing of the stock options has no accounting consequences.  For purposes of U.S. GAAP, the estimated fair value of the options is amortized over the options’ vesting period.  Under U.S. GAAP, the cost of stock-based compensation for the years ended December 31, 2001, 2000 and 1999 would be $464,200, $401,300 and $596,000, respectively.  The resulting pro forma net loss and loss per share is as follows:

2001

2000

1999

$

$

$

Pro forma net loss attributable to

  common shareholders

(6,533,400)

(7,808,800)

(6,003,900)

Pro forma net loss per common share

(0.10)

(0.12)

(0.11)

(h)

New accounting standards

Under Staff Accounting Bulletin 74, the Company is required to disclose certain information related to new accounting standards which have not yet been adopted due to delayed effective dates.

Canadian GAAP standards

In September 2001, the CICA issued Handbook Section 1581, “Business Combinations” (“CICA 1581”) and Handbook Section 3062, “Goodwill and Other Intangible Assets” (“CICA 3062”).  CICA 1581 provides new criteria to determine when an acquired intangible asset should be recognized separately from goodwill.

CICA 3062 requires the application of the non-amortization and impairment rules for existing goodwill and intangible assets, which meet the criteria for indefinite life, beginning with fiscal years starting after December 15, 2001.  In all cases, the standard must be adopted at the beginning of a fiscal year.

In November 2001, the CICA issued Handbook Section 3870, “Stock Based Compensation and Other Stock Based Payments” (“CICA 3870”).  CICA 3870 requires that all stock-based awards granted to non-employees must be accounted for at fair value.  The new standard also encourages, but does not require, the use of the fair value method for stock-based compensation paid to employees and to directors in their capacity as directors.  For all employee and director option plans not accounted for at fair value, pro forma earnings disclosure showing the impact of fair value accounting is required.  The new standard only applies to awards granted on or after January 1, 2002.

U.S. GAAP standards

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets”.  These standards reflect the same accounting requirements as CICA  581 and CICA 3062, respectively.

In addition, during 2001, FASB issued Statements of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“FAS 143”) and No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”).

FAS 143 requires that legal obligations arising from the retirement of tangible long-lived assets, including obligations identified by a company upon acquisition and construction and during the operating life of a long-lived asset, be recorded and amortized over the asset's useful life using a systematic rational allocation method.  FAS 143 is effective for fiscal years beginning after June 15, 2002.  Although the Company is currently reviewing FAS 143, the impact, if any, of this pronouncement on its consolidated financial statements has not been determined.

FAS 144, which supersedes FAS 121, is effective for fiscal years beginning after December 15, 2001.  FAS 144 provides guidance on differentiating between assets held for sale and held for disposal other than by sale.  Consistent with FAS 121, FAS 144 continues to require the same approach for recognizing and measuring the impairment of assets to be held and used.

In addition, in July 2002, FASB issued Statement 146 “Accounting for Costs Associated with Exit or Disposal Activities” (“FAS 146”).  FAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a Restructuring).”  The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity.  This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred.  Under Issue 94-3, a liability for an exit costs as defined in Issue 94-3 was recognized at the date of an entity’s commitment to an exit plan.  The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002.  There is no significant impact of this statement on the Company’s consolidated financial statements.

(i)

Restatement of U.S. GAAP information

As described in note 2 to the consolidated financial statements, the SEC provided a number of comments and queries on the financial statements, many in relation to the U.S. GAAP – Canadian GAAP reconciliation note.  In conjunction with the re-audit of the consolidated financial statements a number of changes to the U.S. GAAP information in note 16 was required.

The impact of the restatements, changes in accounting policies and reclassifications in regards to the U.S. GAAP information are as follows:

December 31, 2001

Put and

Foreign

Other

As

call

Revenue

Exploration

currency

comparative

originally

contracts

recognition

costs

translation

amounts

Restatements

As

reported

(*)

(*)

(*)

(*)

(*)

(**)

restated

$

$

$

$

$

$

$

$

Consolidated statements of operations:

Operating

  revenues

32,787,000

2,307,200

272,000

---

---

(1,410,200)

---

33,956,000

Operating

 Expenses

(30,017,800)

---

---

(2,985,900)

---

(326,500)

---

(33,330,200)

Financial revenues

 and expenses

(4,610,200)

---

---

---

(1,466,800)

1,736,700

---

(4,340,300)

Net loss under

 Canadian GAAP

(1,841,000)

2,307,200

272,000

(2,985,900)

(1,466,800)

---

---

(3,714,500)

Net put/call program

 premium

(1,899,000)

---

---

---

---

---

1,107,300

(791,700)

Unrealized foreign

 exchange gain (loss)

 on translation of

 long-term debt

(1,466,800)

---

---

---

1,466,800

---

---

---

SAB 101 revenue

 recognition

272,000

---

(272,000)

---

---

---

---

---

Exploration costs

(2,215,000)

---

---

2,985,900

---

---

(770,900)

---

Net loss under U.S.

  GAAP

(7,149,800)

2,307,200

---

---

---

---

336,400

(4,506,200)

Net loss per share –

 basic and fully

 diluted

(0.11)

0.03

---

---

---

---

0.01

(0.07)

Consolidated statements of cash flows:

Cash provided by

 Operating

  activities

3,699,600

---

---

---

---

(4,488,500)

(128,000)

(916,900)

Cash used in

 Investing

  activities

(11,932,000)

---

---

---

---

5,857,000

128,000

(5,947,000)

Cash provided by

 Financing

 activities

7,989,300

---

---

---

---

(1,975,600)

---

6,013,700

Foreign exchange gain

 (loss) on cash held in

 foreign currency

(113,800)

---

---

---

---

607,100

---

493,300

Net increase (decrease)

 in cash during

 the year

(356,900)

---

---

---

---

---

---

(356,900)

December 31, 2000

Put and

Foreign

Other

As

call

Revenue

Exploration

currency

comparative

originally

contracts

recognition

costs

translation

amounts

Restatements

As

reported

(*)

(*)

(*)

(*)

(*)

(**)

restated

$

$

$

$

$

$

$

$

Consolidated statements of operations:

Operating

 revenues

27,455,300

559,300

160,000

---

---

(3,769,300)

---

24,405,300

Operating

 expenses

(27,959,800)

---

---

(1,918,500)

---

53,600

---

(29,824,700)

Financial revenues

 and expenses

(4,281,600)

(5,173,700)

---

---

3,751,500

3,715,700

---

(1,988,100)

Net loss under

 Canadian GAAP

(4,786,100)

(4,614,400)

160,000

(1,918,500)

3,751,500

---

---

(7,407,500)

Net put/call program

 premium

830,000

---

---

---

---

---

(830,000)

---

Unrealized foreign

 exchange gain (loss)

 on translation of

 long-term debt

3,751,500

---

---

---

(3,751,500)

---

---

---

SAB 101 revenue

 recognition

230,000

---

(160,000)

---

---

---

(70,000)

---

Exploration costs

(2,392,000)

---

---

1,918,500

---

---

473,500

---

Net loss under U.S.

  GAAP

(2,366,600)

(4,614,400)

---

---

---

---

(426,500)

(7,407,500)

Net loss per share –

 basic and fully

  diluted

(0.04)

(0.07)

---

---

---

---

(0.00)

(0.11)

Consolidated statements of cash flows:

Cash provided by

 Operating

 activities

1,133,700

(5,173,900)

---

---

---

(5,393,500)

1,427,000

(8,006,700)

Cash used in

 Investing

 activities

(15,918,000)

5,173,900

---

---

---

10,518,300

(1,427,000)

(1,652,800)

Cash provided by

 Financing

 activities

11,852,400

---

---

---

---

(5,921,300)

---

5,931,100

Foreign exchange gain

 (loss) on cash held in

 foreign currency

(612,300)

---

---

---

---

796,500

---

184,200

Net increase (decrease)

 in cash during

 the year

(3,544,200)

---

---

---

---

---

---

(3,544,200)

December 31, 1999

Put and

Foreign

Other

As

call

Revenue

Exploration

currency

comparative

originally

contracts

recognition

costs

translation

amounts

Restatements

As

reported

(*)

(*)

(*)

(*)

(*)

(**)

restated

$

$

$

$

$

$

$

$

Consolidated statements of operations:

Operating

revenues

31,705,200

---

(186,000)

---

---

(3,883,900)

---

27,635,300

Operating

expenses

(28,006,600)

---

---

(1,143,200)

---

278,700

---

(28,871,100)

Financial revenues

 and expenses

(5,877,200)

---

---

---

(1,900,100)

3,605,200

---

(4,172,100)

Net loss under

 Canadian GAAP

(2,178,600)

---

(186,000)

(1,143,200)

(1,900,100)

---

---

(5,407,900)

Net put/call program

 premium

---

---

---

---

---

---

---

---

Unrealized foreign

 exchange gain (loss)

 on translation of

 long-term debt

(1,027,000)

---

---

---

1,900,100

---

(873,100)

---

SAB 101 revenue

 recognition

(615,000)

---

186,000

---

---

---

429,000

---

Exploration costs

(951,000)

---

---

1,143,200

---

---

(192,200)

---

Net loss under U.S.

  GAAP

(4,771,600)

---

---

---

---

---

(636,300)

(5,407,900)

Net loss per share –

 basic and fully

 diluted

(0.09)

---

---

---

---

---

(0.01)

(0.10)

Consolidated statements of cash flows:

Cash provided by

 operating

 activities

5,967,100

---

---

---

---

(4,118,800)

(154,800)

1,693,500

Cash used in

 investing

 activities

(6,875,000)

---

---

---

---

6,065,000

154,800

(655,200)

Cash provided by

 financing

 activities

2,101,700

---

---

---

---

(2,528,700)

---

(427,000)

Foreign exchange gain

 (loss) on cash held in

 foreign currency

(1,121,100)

---

---

---

---

582,500

---

(538,600)

Net increase (decrease)

 in cash during

  the year

72,700

---

---

---

---

---

---

72,700

(*) See description of these changes in note 2.

(**) Restatements have been made to the originally reported consolidated statements of operations and cash flow   information under U.S. GAAP. Significant restatements are as follows:

(i) Consolidated statements of operations:

a) Net put/call program premium: In the originally reported 2001 consolidated statements of operations under U.S. GAAP the effect of forward gold sales contracts and foreign exchange put/call contracts had not been considered as a reconciling amount, with required adjustment on the 2001 consolidated statements of operations under U.S. GAAP of $1.1 million.

b) Exploration costs: Calculation of exploration costs per year and the effect on subsequent years' depreciation and amortization has been recalculated with more accurate information. The effect of new calculations on the 2001, 2000 and 1999 consolidated statements of operations amounts to ($0.8), $0.5 and ($0.2) million, respectively.

c) SAB 101 revenue recognition: The Company has corrected errors with an effect on the 2000 and 1999 consolidated statements of operations amounting to ($0.1) and $0.4 million, respectively.

d) Unrealized foreign exchange gain (loss) on translation of long-term debt: The Company has corrected errors with an effect on the 1999 consolidated statements of operations amounting to ($0.9) million.

(ii) Consolidated statements of cash flows:

a)

Exploration costs: Calculation of exploration costs per year has been recalculated with more accurate information. The effect of new calculations on the 2001, 2000 and 1999 consolidated statements of cash flows amounts to ($0.1), $1.4 and ($0.2) million, respectively.

17. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2001, sales to the Company's two largest customers amounted to 62% and 38% of total sales revenues (2000 – 2 customers for 59% and 37%; 1999 – 3 customers for 39%, 31% and 27%).

18. SUBSEQUENT EVENT

On March 21, 2002, the Company completed an equity financing comprised of 9,000,000 special warrants at a price of CDN$0.80 per special warrant for gross proceeds of CDN$7,200,000, of which CDN$2,667,000 was initially escrowed pending receipt for the final prospectus. This amount was finally collected on August 12, 2002 together with accrued interest.  Each special warrant entitles the holder to acquire, without further payment, one common share of the Company.

As the Company did not obtain a receipt for a final prospectus on or prior to July 19, 2002 due to the restatement and re-audit of its financial statements discussed in note 2, the holders of the special warrants were entitled to either retract, at the issue price, that number of special warrants that is equal to the escrowed proceeds plus accrued interest divided by the issue price, or receive, in respect of special warrants that have not been retracted, 1.1 common shares in lieu of one common share. All holders of the special warrants elected to receive 1.1 common shares in lieu of retraction and, as a result, 900,000 further common shares will be issuable upon exercise of the special warrants. The proceeds of the financing were issued to pay down corporate debt and reduce the Company's working capital deficit.